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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 22, 2004

                                  BY AND AMONG

                         THE HAIN CELESTIAL GROUP, INC.

                                       AND

                               FLEET NATIONAL BANK
                            AS ADMINISTRATIVE AGENT,

                                  SUNTRUST BANK
                                       AND
                           KEYBANK NATIONAL ASSOCATION
                            AS CO-SYNDICATION AGENTS,

                                  HSBC BANK USA
                                       AND
                         FIRST PIONEER FARM CREDIT, ACA
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                            THE LENDERS PARTY HERETO







                             FLEET SECURITIES, INC.,
                                  LEAD ARRANGER

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS....................................1

         SECTION 1.01.   DEFINITIONS.  .......................................1

         SECTION 1.02.   TERMS GENERALLY.....................................20


ARTICLE II LOANS.............................................................20

         SECTION 2.01.   REVOLVING CREDIT FACILITY...........................20

         SECTION 2.02.   REVOLVING CREDIT NOTES..............................22

         SECTION 2.03.   LETTERS OF CREDIT...................................22

         SECTION 2.04.   SWINGLINE LOANS.....................................25

         SECTION 2.05.   INCREASE IN COMMITMENTS.............................27


ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
  FEES AND PAYMENTS..........................................................29

         SECTION 3.01.   INTEREST RATE; CONTINUATION AND CONVERSION OF
                           LOANS.............................................29

         SECTION 3.02.   USE OF PROCEEDS.....................................31

         SECTION 3.03.   PREPAYMENTS.........................................31

         SECTION 3.04.   FEES................................................32

         SECTION 3.05.   INABILITY TO DETERMINE INTEREST RATE................33

         SECTION 3.06.   ILLEGALITY..........................................33

         SECTION 3.07.   INCREASED COSTS.....................................33

         SECTION 3.08.   INDEMNITY...........................................35

         SECTION 3.09.   MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS.....35

         SECTION 3.10.   TAXES...............................................36

         SECTION 3.11.   PRO RATA TREATMENT AND PAYMENTS.....................38

         SECTION 3.12.   FUNDING AND DISBURSEMENT OF LOANS...................39


ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................39

         SECTION 4.01.   ORGANIZATION, POWERS................................39

         SECTION 4.02.   AUTHORIZATION OF BORROWING, ENFORCEABLE
                           OBLIGATIONS.......................................40

         SECTION 4.03.   FINANCIAL CONDITION.................................40

         SECTION 4.04.   TAXES...............................................41

         SECTION 4.05.   TITLE TO PROPERTIES.................................41


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         SECTION 4.06.   LITIGATION..........................................41

         SECTION 4.07.   AGREEMENTS..........................................42

         SECTION 4.08.   COMPLIANCE WITH ERISA...............................42

         SECTION 4.09.   FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS........42

         SECTION 4.10.   APPROVALS...........................................43

         SECTION 4.11.   SUBSIDIARIES AND AFFILIATES.........................43

         SECTION 4.12.   HAZARDOUS MATERIALS.................................43

         SECTION 4.13.   INVESTMENT COMPANY ACT..............................43

         SECTION 4.14.   NO DEFAULT..........................................43

         SECTION 4.15.   CREDIT ARRANGEMENTS.................................43

         SECTION 4.16.   PERMITS AND LICENSES................................44

         SECTION 4.17.   COMPLIANCE WITH LAW.................................44

         SECTION 4.18.   DISCLOSURE..........................................44

         SECTION 4.19.   LABOR DISPUTES AND ACTS OF GOD......................44

         SECTION 4.20.   PLEDGE AGREEMENTS...................................44

         SECTION 4.21.   NON-QUALIFIED GUARANTORS.


ARTICLE V CONDITIONS OF LENDING..............................................45

         SECTION 5.01.   CONDITIONS TO INITIAL EXTENSION OF CREDIT...........45

         SECTION 5.02.   CONDITIONS TO EXTENSIONS OF CREDIT..................47


ARTICLE VI AFFIRMATIVE COVENANTS.............................................47

         SECTION 6.01.   EXISTENCE, PROPERTIES, INSURANCE....................48

         SECTION 6.02.   PAYMENT OF INDEBTEDNESS AND TAXES...................48

         SECTION 6.03.   FINANCIAL STATEMENTS, REPORTS, ETC..................48

         SECTION 6.04.   BOOKS AND RECORDS; ACCESS TO PREMISES...............50

         SECTION 6.05.   NOTICE OF ADVERSE CHANGE............................50

         SECTION 6.06.   NOTICE OF DEFAULT...................................50

         SECTION 6.07.   NOTICE OF LITIGATION................................50

         SECTION 6.08.   NOTICE OF DEFAULT IN OTHER AGREEMENTS...............51

         SECTION 6.09.   NOTICE OF ERISA EVENT...............................51

         SECTION 6.10.   NOTICE OF ENVIRONMENTAL LAW VIOLATIONS..............51

         SECTION 6.11.   COMPLIANCE WITH APPLICABLE LAWS.....................52

         SECTION 6.12.   ADDITIONAL SUBSIDIARIES.............................52


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         SECTION 6.13.   ENVIRONMENTAL LAWS..................................52

         SECTION 6.14.   MANAGEMENT LETTERS..................................53

         SECTION 6.15.   REINSTATEMENT OF GUARANTORS.........................53


ARTICLE VII NEGATIVE COVENANTS...............................................53

         SECTION 7.01.   INDEBTEDNESS........................................53

         SECTION 7.02.   LIENS...............................................54

         SECTION 7.03.   GUARANTIES..........................................56

         SECTION 7.04.   SALE OF ASSETS......................................56

         SECTION 7.05.   SALES OF RECEIVABLES................................56

         SECTION 7.06.   LOANS AND INVESTMENTS...............................57

         SECTION 7.07.   NATURE OF BUSINESS..................................59

         SECTION 7.08.   TRANSFER OF EQUITY IN HAIN EUROPE OR HAIN BELGIUM...59

         SECTION 7.09.   FEDERAL RESERVE REGULATIONS.........................60

         SECTION 7.10.   ACCOUNTING POLICIES AND PROCEDURES..................60

         SECTION 7.11.   HAZARDOUS MATERIALS.................................60

         SECTION 7.12.   LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS
                           ON CONSIDERATION..................................60

         SECTION 7.13.   FINANCIAL CONDITION COVENANTS.......................61

         SECTION 7.14.   SUBORDINATED DEBT...................................61

         SECTION 7.15.   DIVIDENDS...........................................61

         SECTION 7.16.   TRANSACTIONS WITH AFFILIATES........................62

         SECTION 7.17.   NEGATIVE PLEDGE.....................................62


ARTICLE VIII EVENTS OF DEFAULT...............................................62

         SECTION 8.01.   EVENTS OF DEFAULT...................................62


ARTICLE IX THE ADMINISTRATIVE AGENT..........................................64

         SECTION 9.01.   APPOINTMENT, POWERS AND IMMUNITIES..................64

         SECTION 9.02.   RELIANCE BY ADMINISTRATIVE AGENT....................65

         SECTION 9.03.   EVENTS OF DEFAULT...................................65

         SECTION 9.04.   RIGHTS AS A LENDER..................................66

         SECTION 9.05.   INDEMNIFICATION.....................................66

         SECTION 9.06.   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER
                           LENDERS...........................................66


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         SECTION 9.07.   FAILURE TO ACT......................................67

         SECTION 9.08.   RESIGNATION OF AN AGENT.............................67

         SECTION 9.09.   SHARING OF COLLATERAL AND PAYMENTS..................67


ARTICLE X MISCELLANEOUS......................................................68

         SECTION 10.01.  NOTICES.............................................68

         SECTION 10.02.  EFFECTIVENESS; SURVIVAL.............................69

         SECTION 10.03.  EXPENSES............................................69

         SECTION 10.04.  AMENDMENTS AND WAIVERS..............................70

         SECTION 10.05.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS..............71

         SECTION 10.06.  NO WAIVER; CUMULATIVE REMEDIES......................73

         SECTION 10.07.  APPLICABLE LAW......................................73

         SECTION 10.08.  SUBMISSION TO JURISDICTION; JURY WAIVER.............73

         SECTION 10.09.  SEVERABILITY........................................74

         SECTION 10.10.  RIGHT OF SETOFF.....................................75

         SECTION 10.11.  CONFIDENTIALITY.....................................75

         SECTION 10.12.  PROVISIONS REGARDING CO-SYNDICATION AGENTS AND
                           CO-DOCUMENTATION AGENTS...........................76

         SECTION 10.13.  HEADINGS............................................76

         SECTION 10.14.  CONSTRUCTION........................................76

         SECTION 10.15.  COUNTERPARTS........................................76

         SECTION 10.16.  SPECIAL PROVISION WITH RESPECT TO DUTCH PLEDGE
                           AGREEMENT AND BELGIAN PLEDGE AGREEMENT............76


                                        v

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                                    SCHEDULES

Schedule I      -    Subsidiaries and Affiliates
Schedule II     -    Existing Liens
Schedule III    -    Indebtedness
Schedule IV     -    Existing Guarantees
Schedule V      -    Credit Arrangements
Schedule VI     -    Litigation
Schedule VII    -    ERISA Violations
Schedule VIII   -    Written Arrangements with Affiliates

                     EXHIBITS

Exhibit A       -    Form of Revolving Credit Note
Exhibit B       -    Form of Swingline Note
Exhibit C       -    Form of Guaranty
Exhibit D       -    Form of Reaffirmation of Guaranty
Exhibit E       -    Form of Assignment and Acceptance Agreement
Exhibit F       -    Form of Opinion of Counsel (Cahill Gordon & Reindel LLP)
Exhibit G       -    Form of U.S. Tax Compliance Certificate
Exhibit H-1     -    Form of Company Pledge Agreement
Exhibit H-2     -    Form of Guarantor Pledge Agreement
Exhibit I-1     -    Form of Reaffirmation of Belgian Pledge Agreement
Exhibit I-2     -    Form of Reaffirmation of Canadian Pledge Agreement
Exhibit I-3     -    Form of Reaffirmation of Dutch Pledge Agreement


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     AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 22, 2004, by and among THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Administrative Agent (the "Administrative Agent), SUNTRUST BANK, a Georgia banking corporation, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Co-Syndication Agents (collectively, the "Co-Syndication Agents"), and HSBC BANK USA, a New York banking corporation, and FIRST PIONEER FARM CREDIT, ACA, a Farm Credit System Institution, as Co-Documentation Agents (collectively, the "Co-Documentation Agents").

                                    RECITALS

     WHEREAS, the Company, the Administrative Agent and certain of the Lenders are party to the 2001 Credit Agreement (as defined below); and

     WHEREAS, the parties hereto desire to amend in various respects and restate the 2001 Credit Agreement in its entirety;

     NOW, THEREFORE, the parties hereto agree to amend and restate the 2001 Credit Agreement to provide in its entirety as follows:

     The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "2001 Credit Agreement" means that certain Credit Agreement, dated March 29, 2001, by and among the Company, Fleet National Bank, as Administrative Agent, Suntrust Bank, as Syndication Agent, HSBC Bank, as Documentation Agent, and the Lenders party thereto (as such term is defined therein), as amended through the date hereof.

     "Acceptable Acquisition" shall mean any acquisition (whether by merger or otherwise) by the Company or any Subsidiary of the Company of more than 50% of the outstanding capital stock, membership interests, partnership interests or other similar ownership interests of a Person which is engaged in a line of business similar to the business of the Company or such Subsidiary (or reasonable extensions thereof, including, without limitation natural or organic health or beauty care businesses) or the purchase of all or substantially all of the assets owned by such Person or a line of business of such Person; provided that (a) with respect to such Person which is the subject of an acquisition, such acquisition has been (i) approved by the board of directors or other appropriate governing body of such Person or (ii) recommended for approval by such board of directors or governing body to the shareholders, members, partners, or other owners of such Person, as required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person and subsequently approved by the shareholders, members, partners, or other owners of such Person if such approval is required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person or (iii) otherwise agreed by all shareholders, members, partners or other owners of such Person; (b) no acquisition shall be an Acceptable Acquisition if a Default or Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition; (c) any acquisition that would result in the Company having a ratio of Consolidated Total Funded Debt to Consolidated EBITDA, determined on a pro forma basis with respect to the most recently concluded four fiscal quarters for which financial statements have been delivered in accordance with Section
6.03 hereof, of greater than 2.50:1.00, shall require the prior approval of the Required Lenders; (d) except as provided in the last sentence of this definition, no acquisition shall be an Acceptable Acquisition if the business which is the subject of such acquisition has a negative EBITDA (subject only to adjustment to reflect the pro forma impact of the proposed acquisition and the elimination of prior non-recurring or unusual items) for the most recently concluded four quarters for which financial statements have been prepared, and
(e) in the case of a Non-Domestic Acquisition, the business to be acquired shall be acquired by (i) the Company or a Domestic Subsidiary, (ii) a First-Tier Subsidiary of the Company or a Domestic Subsidiary, or (iii) a direct or indirect wholly-owned Subsidiary of a First-Tier Subsidiary of a Domestic Subsidiary, provided that if such First-Tier Subsidiary is a Non-Domestic Subsidiary, then 65% of the capital stock of such First-Tier Subsidiary shall have been pledged to the Administrative Agent for the benefit of the Lenders. Notwithstanding the provision of clause (d) above, an acquisition which would otherwise meet the definition of an "Acceptable Acquisition" shall not be excluded from the definition of "Acceptable Acquisition" by operation of clause
(d) if the Acquisition Consideration paid or payable in such acquisition does not exceed $20,000,000 and the aggregate Acquisition Consideration paid or payable in connection with all acquisitions meeting the definition of "Acceptable Acquisition" in reliance on this sentence consummated in any twelve-month period does not exceed $40,000,000, provided that no more than three (3) Acceptable Acquisitions which involve the acquisition of a business which has a negative EBITDA shall be concluded in any twelve month period.

     "Acquisition Consideration" shall mean, with respect to any acquisition, collectively, without duplication, (a) all cash paid by the Company or any of its Subsidiaries in connection with such acquisition, including transaction costs, fees and other expenses incurred by the Company or such Subsidiary in connection with such acquisition, (b) the fair market value of all capital stock issued by the Company or any Subsidiary in connection with such acquisition, such value to be determined as of the date which is 10 Business Days prior to the date that the Company believes, in good faith, will be the closing date of the proposed acquisition (the "Determination Date"), provided that if such acquisition is not consummated on the scheduled date of closing, such determination of fair market value shall remain in effect so long as such acquisition shall be consummated within 13 Business Days of the Determination Date, (c) all Indebtedness created, and all Indebtedness assumed, by the Company or any of its Subsidiaries in connection with such acquisition and (d) the maximum amount of any purchase price to be paid within 15 months following the closing of such acquisition pursuant to any "earn out" provision contained in the applicable purchase agreements related to such acquisition. For purposes of this definition, if the maximum payment for the 15-month period referred to above

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cannot be determined by reference only to such purchase agreement, the amount to be included pursuant to clause (d) of this definition shall be determined by the Administrative Agent, on a reasonable basis, on the basis of the materials provided to the Administrative Agent by the Company.

     "Additional Lender" shall mean any financial institution which becomes a Lender in accordance with Section 2.05(a) hereof.

     "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

     "Administrative Agent" shall mean Fleet National Bank in its capacity as Administrative Agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08 hereof.

     "Affiliate" shall mean, with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agents" shall mean, collectively, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents, and each is individually an "Agent."

     "Aggregate Letters of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company.

     "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time and (c) the aggregate outstanding principal amount of all Swingline Loans at such time.

     "Agreement" shall mean this Amended and Restated Credit Agreement dated as of April 22, 2004, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Annual SEC Report" shall mean each Annual Report on Form 10-K filed by the Company with the SEC.

     "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement entered into by a Lender and an assignee and accepted by the Administrative Agent

                                       3

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and, so long as no Event of Default shall have occurred and be continuing, the
Company (such acceptance by the Company not to be unreasonably withheld or delayed), substantially in the form attached hereto as Exhibit E or any other form approved by the Administrative Agent.

     "Auditor" shall have the meaning set forth in Section 6.03(a) hereof.

     "Base Rate" shall mean, for any day, the higher of: (a) 0.50% per annum plus the Federal Funds Rate and (b) the Prime Rate, in each case as then in effect.

     "Base Rate Loans" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based upon the Base Rate.

     "Belgian Pledge Agreement" shall mean that certain Pledge Agreement dated as of December 28, 2001, establishing a first priority right of pledge by the Company of 65% of the capital stock or other equity interests of Hain Belgium or any other Pledge Agreement executed following the date of this Agreement in accordance with the provisions of Section 7.08 hereof with respect to 65% of the capital stock or other equity interests in any future Non-Domestic First-Tier Subsidiary of either the Company or a Domestic Subsidiary which becomes the parent of Hain Belgium, to be executed by the Company, or a Domestic Subsidiary, as applicable, in favor of the Administrative Agent as agent for the Lenders.

     "Borrowing Date" shall mean, with respect to any Loan, the date specified in any notice given pursuant to Section 2.01 hereof on which such Loan is requested by the Company.

     "Business Day" shall mean (a) any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

     "Capital Lease" shall mean, with respect to any Person, as of the date of determination any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Administrative Agent and the taking of all action required to provide the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

     "Celestial" shall mean Celestial Seasonings, Inc., a Delaware corporation.

     "Celestial EDRB" shall mean the Colorado Housing and Finance Authority Variable Rate Demand/Fixed Rate Economic Development Revenue Bonds (Celestial Seasonings, Inc. Project) Series 1989.

     "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of

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the Securities and Exchange Commission under the Securities Exchange Act of
1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) the individuals who, as of the date hereof, constitute the Board of Directors of the Company, together with those who first become directors subsequent to such date, provided the recommendation, election or nomination for election to the Board of Directors of such subsequent directors was approved by a vote of at least a majority of the directors then still in office who were either directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the members of the Board of Directors of the Company.

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Company or, in the event no such officership exists, the Vice President of Finance of the Company.

     "Closing Date" shall mean April 22, 2004.

     "Co-Documentation Agents" shall mean HSBC Bank USA and First Pioneer Farm Credit, ACA, in their respective capacities as Co-Documentation Agents for the Lenders under this Agreement or any successor Co-Documentation Agent permitted pursuant to Section 9.08 hereof.

     "Co-Syndication Agents" shall mean SunTrust Bank and KeyBank National Association, in their respective capacities as Co-Syndication Agents for the Lenders under this Agreement or any successor Co-Syndication Agent permitted pursuant to Section 9.08 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

     "Commercial Letter of Credit" shall mean any Sight Letter of Credit issued for the account of a Person.

     "Commitment Proportion" shall mean, with respect to each Lender at the time of determination, the ratio, expressed as a percentage, (a) which such Lender's Revolving Credit Commitment bears to the Total Commitment or (b) if the Revolving Credit Commitments have expired or have been terminated, which such Lender's Loans bear to the principal balance of the Loans then outstanding, at such time.

     "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Swingline Commitment.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Consolidated EBITDA" shall mean, for the Company and its Subsidiaries for any period, the Consolidated Net Income (Net Loss) for such period, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued), (d) subject to the last sentence of this definition, reasonable and customary acquisition or merger charges, restructuring charges that are both non-cash and non-recurring and impairment of assets write-offs that are both non-cash and non-recurring, (e) reasonable and customary charges which arise from the existence and subsequent write-off of duplicative facilities related directly to an acquisition consummated by the Company or any of its Subsidiaries, and (f) cumulative non-cash change in accounting effects or non-cash extraordinary items as determined in accordance with Generally Accepted Accounting Principles minus the sum of (y) all extraordinary or unusual gains, and (z) all interest income. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof. The maximum amount of charges and write-offs that may be added to Consolidated Net Income (Net Loss) pursuant to clause (d) above shall be determined as follows:

                  Maximum Amount  =   X       minus    X
                                    -----
                                     .75

where "X" equals Consolidated EBITDA calculated without adding to Consolidated Net Income (Net Loss) amounts described in clause (d) above.

     "Consolidated Interest Expense" shall mean, on the date of determination, the sum of all interest expense on Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Interest Expense shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

     "Consolidated Maintenance Capital Expenditures" shall mean, on the date of determination, the sum of expenditures by the Company and its Subsidiaries, on a consolidated basis, by the expenditure of cash or the incurrence of Indebtedness, with respect to the replacement, repair, maintenance and upkeep of any fixed or capital assets (to the extent capitalized on the financial statements of the Company), in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Maintenance Capital Expenditures shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

     "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that there shall be excluded therefrom the income (or deficit) of any Person (other than a Subsidiary that would be included in the consolidated financial statements of the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles) in which the Company or any of its Subsidiaries has an ownership interest (e.g. a joint venture), except to the extent that any such income has been actually received by the Company or any of its Subsidiaries in the form of dividends or similar distributions.

     "Consolidated Tangible Assets" shall mean, on the date of determination, total assets less goodwill and other intangible assets as determined in accordance with Generally Accepted

Accounting Principles applied on a consistent basis.

     "Consolidated Tangible Net Worth" shall mean, on the date of determination
(a) the total Consolidated Tangible Assets of the Company and its Subsidiaries less (b) the total consolidated liabilities of the Company and its Subsidiaries. For purposes of calculating compliance with the covenant set forth in Section 7.13(c) hereof only, goodwill and other intangible assets associated with the acquisition of Fruit Chips B.V. or any Acceptable Acquisition consummated on or after March 29, 2001 shall be treated as a tangible asset following the closing of such Acceptable Acquisition.

     "Consolidated Total Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money including the current portion thereof and including obligations with respect to Capital Leases, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Current SEC Report" shall mean the most recently filed Annual SEC Report or Quarterly SEC Report.

     "DeBoles" shall mean DeBoles Nutritional Foods, Inc., a New York corporation.

     "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

     "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

     "Dutch Pledge Agreement" shall mean that certain Deed of Pledge of Shares dated as of March 29, 2001, establishing a first priority right of pledge by the Company of 65% of the capital stock or other equity interests of Hain Europe or any other Deed of Pledge of Shares executed following the date of this Agreement in accordance with the provisions of Section 7.08 hereof with respect to 65% of the capital stock or other equity interests in any future Non-Domestic First-Tier Subsidiary of either the Company or a Domestic Subsidiary which becomes the parent of Hain Europe, to be executed by the Company, or a Domestic Subsidiary, as applicable, in favor of the Administrative Agent as agent for the Lenders.

     "EBITDA" shall mean, for any Person for any period, Net Income (Net Loss) of such Person for such period, plus the sum, without duplication, of (a) Interest Expense, (b) depreciation and amortization expenses or charges, and (c) all income taxes to any government or governmental instrumentality expensed on such Person's books (whether paid or accrued) minus the sum of (a) all extraordinary or unusual gains, and (b) all interest income, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that, if such Person has Subsidiaries, all of the foregoing categories shall be determined for such Person and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, applied on a consistent basis. All of the foregoing categories shall be calculated with respect to such Person and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

     "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) Dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or rated A-2 or better by Moody's Investors Service, Inc.; or (f) common stock issued by any corporation organized under the federal laws of the United States of America or any state thereof (other than the Company) which stock is traded on any U.S. national securities exchange or quoted on NASDAQ, provided that, (i) at the time of purchase such common stock has a minimum share price of at least $2.00 per share, (ii) if any Loans are outstanding at the time of purchase, such corporation is engaged in a similar line of business as the Company and its Subsidiaries, and (iii) the aggregate of all such purchases, determined in each instance at the time of purchase, of the common stock held by the Company and its Subsidiaries shall not exceed $20,000,000.

     "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and the rules and regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

     "Event of Default" shall have the meaning set forth in Article VIII.

     "Excluded Subsidiary" shall mean any Subsidiary of the Company which as of the last day of the then most recent fiscal quarter ended has total assets of less than $10,000 and total revenues for the then immediately preceding four fiscal quarters of less than $10,000.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

     "First-Tier Subsidiary" shall mean any Subsidiary of any Person which Subsidiary is directly owned by such Person .

     "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Guarantors" shall mean, collectively, Celestial, Acirca, Inc. a Delaware corporation, Arrowhead Mills, Inc., a Delaware corporation, Hain-Yves, Inc., a Delaware corporation, Kineret Foods Corporation, a New York corporation, Westbrae Natural, Inc., a Delaware corporation, Hain Pure Food Co., Inc., a California corporation, Natural Nutrition Group, Inc., a Delaware corporation, Little Bear Organic Foods, Inc., a California corporation, Health Valley Company, a Delaware corporation, AMI Operating, Inc., a Texas corporation, Dana Alexander, Inc., a New York corporation, and each other Domestic Subsidiary which, from time to time hereafter, is required to execute a Guaranty or a Reaffirmation of Guaranty in accordance with Section 6.12 or 6.15 hereof; provided that such Domestic Subsidiary's status as a Guarantor shall be effective as of the date of such execution.

     "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit C to be executed and delivered by any Domestic Subsidiaries required to deliver a Guaranty pursuant to Section 6.12 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Hain Belgium" shall mean Hain Celestial Belgium BVBA, a corporation incorporated under the laws of the Kingdom of Belgium, with its registered office in Maldegem, Belgium, and a wholly-owned Non-Domestic Subsidiary.

     "Hain Europe" shall mean Hain Celestial Europe B.V., a corporation incorporated under the laws of The Netherlands, with its registered office at Amsterdam, The Netherlands, and a wholly-owned Non-Domestic Subsidiary.

     "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement executed by the Company in connection with the hedging of interest rate risk exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

     "Increased Commitment Date" shall have the meaning set forth in Section
2.05 hereof.

     "Increasing Lender" shall mean any Lender which increases its Revolving Credit Commitment in accordance with Section 2.05(a) hereof.

     "Indebtedness" shall mean, without duplication, as to any Person or Persons, (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (f) the capitalized portion of obligations of such Person as lessee under Capital Leases; (g) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit created for the account or upon the application of such Person; (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interest in any Person; (j) obligations and liabilities of the types described in clause (a) through (i) above, directly or indirectly, guaranteed by such Person; and (k) all liabilities which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles.

     "Intellectual Property" shall mean all of the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, and trade and product names owned or licensed by the Company and its Subsidiaries.

     "Interest Expense" shall mean, on the date of determination, the sum of all interest expense on Indebtedness of any Person, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Interest Expense shall be calculated with respect to such Person (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

     "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the last day of each calendar month during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period applicable thereto, provided, however, that if any Interest Period for an Adjusted Libor Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (c) as to any Loan, on the date such Loan is paid in full or in part.

     "Interest Period" shall mean with respect to any Adjusted Libor Loan:

     (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Base Rate Loan, in each case, in accordance with the terms of Articles II and III hereof; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan and the Administrative Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (iv) no more than six (6) Interest Periods may exist at any one time; and

     (v) the Company shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

     "Interest Rate Margin" shall mean (a) with respect to each Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the applicable ratio and (b) with respect to each Base Rate Loan, the percentage set forth below under the heading "Base Rate Margin" opposite the applicable ratio.

  Consolidated Total  Funded Debt              LIBOR Margin     Base Rate Margin
  to Consolidated EBITDA                       (360 Day Basis)   (360 Day Basis)
  ----------------------                       ---------------   ---------------

  Greater than or equal to 2.50:1.00             1.875%              .875%

  Greater than or equal to 2.00:1.00
  and less than 2.50:1.00                        1.625%              .625%

  Greater  than or  equal  to  1.50:1.00
  and less than 2.00:1.00                        1.375%              .375%

  Greater  than or  equal  to  1.00:1.00
  and less than 1.50:1.00                        1.125%              .125%

  Less than 1.00:1.00                            1.00%                -0-%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the fiscal quarter ended March 31, 2004 (a) the Interest Rate Margin with respect to each Adjusted Libor Loan shall be 1.125% per annum, and (b) the Interest Rate Margin with respect to each Base Rate Loan shall be 0.125% per annum. The Interest Rate Margin will be set or reset quarterly with respect to each Loan on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Interest Rate Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, to a rate determined based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Interest Rate Margin.

     "IP Subsidiary" shall mean any direct or indirect wholly-owned Non-Domestic Subsidiary formed in accordance with Section 6.12 hereof for the purpose of owning certain Intellectual Property.

     "Issuing Lender" shall mean the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.03(e) hereof except that, with respect to the KeyBank Letter of Credit, the Issuing Lender shall mean KeyBank, in its capacity as the issuer of the KeyBank Letter of Credit.

     "KeyBank" shall mean KeyBank National Association, a national banking institution.

     "KeyBank Letter of Credit" shall mean that certain letter of credit issued by KeyBank under a credit agreement dated November 2, 1998, as amended, among the Company, Celestial and KeyBank relating to the Celestial EDRB which, as of April 7, 2004, had an outstanding balance of $3,980,136.99, together with any replacement Letter of Credit issued by KeyBank for the KeyBank Letter of Credit.

     "KeyBank Payment Office" shall mean KeyBank's office located at International Division, 700 Fifth Avenue, mailcode WA 31 10 5360, 53rd Floor, Seattle, Washington 98104.

     "Lead Arranger" shall mean Fleet Securities, Inc.

     "Lenders" shall have the meaning set forth in the preamble hereto and shall include the Swingline Lender and the Issuing Lender.

     "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

     "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of the Company pursuant to the terms of this Agreement.

     "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loans" shall mean, collectively, the Revolving Credit Loans and the Swingline Loans.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Pledge Agreements, the Reaffirmation of Dutch Pledge Agreement, the Reaffirmation of Canadian Pledge Agreement, the Reaffirmation of Belgian Pledge Agreement, the Reaffirmation of Guaranty, any Hedging Agreement (but only to the extent that such Hedging Agreements relate to the Company's hedging of interest rate exposure under this Agreement) and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform any of its obligations under any Loan Document to which it is a party.

     "Mountain Chai" shall mean Mountain Chai Company, a Colorado corporation.

     "Net Direct Contributions" shall mean, with respect to each brand, gross revenues less direct cost of sales and direct advertising and promotional costs.

     "Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of any

Person for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that there shall be excluded therefrom the income (or deficit) of any other Person (other than a Subsidiary) in which such Person or any Subsidiary of such Person has an ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of dividends or similar distributions.

     "Non-Domestic Acquisition" shall mean the acquisition by the Company or any Subsidiary of the Company of more than 50% of the capital stock, membership interests, partnership interests or other similar ownership interests of a Person not organized under the laws of the United States or any state thereof or the purchase of all or substantially all of the assets owned by such Person or a line of business of such Person.

     "Non-Domestic First-Tier Subsidiary" shall mean a First-Tier Subsidiary which is also a Non-Domestic Subsidiary.

     "Non-Domestic Subsidiary" shall mean any Subsidiary of the Company not organized under the laws of any state of the United States of America.

     "Non-Excluded Taxes" shall have the meaning set forth in Section 3.10 hereof.

     "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans (including any interest that accrues after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement of Letters of Credit, obligations under any Hedging Agreement, and all fees, costs, expenses and indemnity obligations of the Company and any of its Subsidiaries hereunder or under any other Loan Document (including all fees and expenses of the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document).

     "Participant" shall have the meaning set forth in Section 10.05 hereof.

     "Payment Office" shall mean the Administrative Agent's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time in writing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Liens" shall mean the Liens specified in clauses (a) through (k) of Section 7.02 hereof.

     "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.

     "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Guarantor or an ERISA Affiliate.

     "Pledge Agreement" shall mean (a) with respect to the Company, any Pledge Agreement entered into in accordance with Section 6.12 hereof relating to the capital stock or other equity interests of a Non-Domestic First-Tier Subsidiary substantially in the form attached hereto as Exhibit H-1, (b) with respect to each Domestic Subsidiary, as applicable, any Pledge Agreement entered into in accordance with Section 6.12 hereof relating to the capital stock or other equity interests of a Non-Domestic Subsidiary which is a First-Tier Subsidiary of a Domestic Subsidiary substantially in the form attached hereto as Exhibit H-2, and (c) with respect to (i) Hain-Yves, Inc., the Guarantor Pledge Agreement, dated as of June 18, 2001, (ii) the Company, the Pledge Agreement, dated as of December 28, 2001, and (iii) the Company, the Deed of Pledge of Shares, dated as of March 29, 2001, each as reaffirmed pursuant to the Reaffirmation of Canadian Pledge Agreement, the Reaffirmation of Belgian Pledge Agreement, and the Reaffirmation of Dutch Pledge Agreement, respectively, each dated as of the Closing Date, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Prime Rate" shall mean the variable per annum rate of interest announced by the Person which is the Administrative Agent from time to time as its prime rate. Each change in the Prime Rate shall be effective on the date such change is announced to become effective without notice or demand of any kind. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate of interest being charged by the Person which is the Administrative Agent to any customer.

     "Purchasing Lender" shall have the meaning set forth in Section 10.05(c) hereof.

     "Quarterly SEC Report" shall mean each quarterly report on Form 10-Q filed by the Company with the SEC.

     "Reaffirmation of Belgian Pledge Agreement" shall mean the Reaffirmation of Belgian Pledge Agreement, dated as of the Closing Date, duly executed by the Company, Hain Celestial Belgium BVBA and the Administrative Agent, substantially in the form of Exhibit I-1.

     "Reaffirmation of Canadian Pledge Agreement: shall mean the Reaffirmation of Canadian Pledge Agreement, dated as of the Closing Date, duly executed by Hain-Yves, Inc., Hain Celestial Canada, ULC and the Administrative Agent, substantially in the form of Exhibit I-2.

     "Reaffirmation of Dutch Pledge Agreement" shall mean the Reaffirmation of Dutch Pledge Agreement, dated as of the Closing Date, duly executed by the Company, Hain Europe and the Administrative Agent, substantially in the form of Exhibit I-3.

     "Reaffirmation of Guaranty" shall mean, collectively, (a) the Reaffirmation of Guaranty, dated as of the Closing Date, executed by each person that executed a Guaranty in connection with the 2001 Credit Agreement (other than Westbrae Natural Foods, DeBoles and Mountain Chai), and (b) the Reaffirmation of Guaranty to be delivered in accordance with Section 6.15 hereof, each substantially in the form of Exhibit D.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

     "Required Lenders" shall mean Lenders owed at least fifty-one percent (51%) of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Total Commitments.

     "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which Dollar deposits of an amount equal to the amount of the portion of the Adjusted Libor Loan allocable to the entity which is the Administrative Agent and for a period of time equal to the Interest Period applicable thereto which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

     If the rate described in clause (a) above does not appear on the Telerate System on any applicable interest determination date, then the rate described in clause (a) shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such applicable Interest Period which are offered by four major banks selected by the Administrative Agent in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate described in clause (a) for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate described in clause (a) for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days prior to the commencement of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that Reserve Adjusted Libor for an Adjusted Libor Loan cannot be determined.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Company and to acquire participations in

Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

     "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

     "Revolving Credit Commitment Termination Date" shall mean April 22, 2009.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Notes" shall have the meaning set forth in Section 2.02 hereof.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Sight Letter of Credit" shall mean a Letter of Credit wherein a draft is drawn at sight (i.e. drawn payable upon presentment).

     "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

     "Standby LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Standby Letter of Credit.

     "Standby LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, plus
(b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

     "Standby LC Margin" shall mean the percentage set forth below opposite the applicable ratio:

Consolidated Total Funded                                   Standby LC Margin
Debt to Consolidated EBITDA                                 (360 Day Basis)
---------------------------                                 ---------------

Greater than or equal to 2.50:1.00                              1.875%

Greater than or equal to 2.00:1.00
and less than 2.50:1.00                                         1.625%

Greater  than or equal to 1.50:1.00
and  less  than 2.00:1.00                                       1.375%

Greater than or equal to 1.00:1.00
and less than 1.50:1.00                                         1.125%

Less than 1.00:1.00                                             1.00%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the fiscal year ended March 31, 2004, the Standby LC Margin shall be 1.125% per annum. The Standby LC Margin will be set or reset quarterly on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Standby LC Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Standby LC Margin.

     "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

     "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document, provided that the terms of such subordination are satisfactory to and approved in writing by the Required Lenders.

     "Subsidiaries" shall mean with respect to any Person, any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is, at the time, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

     "Swingline Commitment" shall mean the obligation of the Swingline Lender to make Swingline Loans to the Company in an amount not to exceed $5,000,000 at any time outstanding.

     "Swingline Lender" shall mean the Administrative Agent, in its capacity as lender of Swingline Loans.

     "Swingline Loan" shall have the meaning set forth in Section 2.04 hereof.

     "Swingline Note" shall have the meaning set forth in Section 2.04(e) hereof.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate based on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

     "Total Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $300,000,000, subject to increase pursuant to Section 2.05 hereof.

     "Type" shall mean as to any Loan its status as a Base Rate Loan or an Adjusted Libor Loan.

     "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     "Unused Fee Rate" shall mean the percentage set forth below opposite the applicable ratio:

    Consolidated Total Funded Debt                           Unused Fee Rate
     to Consolidated EBITDA                                 (360 Day Basis)
     ----------------------                                 ---------------

    Greater than or equal to 2.50:1.00                             .325%

    Greater than or equal to 2.00:1.00
    and less than 2.50:100                                         0.30%

    Greater  than or  equal to  1.50:1.00
    and less than 2.00:1.00                                        0.25%

    Greater  than or equal to 1.00:1.00
    and less than 1.50:1.00                                        0.20%

    Less than 1.00:1.00                                            0.175%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the nine month period ended March 31, 2004, the Unused Fee Rate shall be .20% per annum. The Unused Fee Rate will be set or reset quarterly on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Unused Fee Rate will be set or reset to a rate, unless the rate of interest specified in Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, determined based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate.

     "Westbrae Natural Foods" shall mean Westbrae Natural Foods, Inc., a California corporation.

     SECTION 1.02. TERMS GENERALLY.

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

     SECTION 2.01. REVOLVING CREDIT FACILITY.

     (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans at such time would exceed the Total Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Loans on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be
(i) Adjusted Libor Loans, (ii) Base Rate Loans or (iii) a combination thereof.

     (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Base Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Commitment, each borrowing of a Base Rate Loan (other than a Swingline
Loan) shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,000,000 or whole multiples of $500,000 in excess thereof. Funding of all Revolving Credit Loans shall be made in accordance with Section 3.12 of this Agreement.

     (c) The Company shall have the right, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Total Commitment or from time to time to permanently reduce the amount of the Total Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Loans and the Swingline Loans made on the effective date thereof, the Aggregate Outstandings would exceed the Total Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of at least $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Commitment then in effect.

     (d) The several agreements of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

     SECTION 2.02. REVOLVING CREDIT NOTES.

     The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date of the first Revolving Credit Loan until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section
3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to such Lender's Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

     SECTION 2.03. LETTERS OF CREDIT.

     (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstandings exceed $25,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the Total Commitment in effect at such time. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance or creation. Such issuance or creation shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Administrative Agent and the Lenders of the creation of any Letter of Credit and of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be renewed to a date) after the Revolving Credit Commitment Termination Date. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including, without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may reasonably request. The Issuing Lender will not be required to issue a Letter of Credit hereunder with an expiration date (1) more than three hundred sixty (360) days from the date of issuance of such Letter of Credit, or (2) on or after the Revolving Credit Commitment Termination Date. Notwithstanding the foregoing, Letters of Credit issued hereunder may include automatic extensions provided that the extensions shall be for periods not to exceed three hundred sixty (360) days and provided further that the expiration date of any such Letter of Credit shall not occur on or after the Revolving Credit Commitment Termination Date.

     (b) Drawings Under Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Issuing Lender not later than 12:00 noon (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York, New York time, on the Business Day immediately following the day that the Company receives such notice; provided, however, (i) if any drawing was in an amount not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Loan which is a Base Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Base Rate Loan and (ii) if such drawing or payment was in an amount less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 hereof that such payment be financed with a Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such Swingline Loan. Such request shall be made by the Company on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit as applicable. The Issuing Lender shall notify the Administrative Agent and each Lender of such request in accordance with Section
2.01 hereof. If the Company fails to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon, New York, New York time, to the Issuing Lender at its office located at the Payment Office, or, with respect to the KeyBank Letter of Credit, at the KeyBank Payment Office, in immediately available funds, its Commitment Proportion of such drawing provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this Section 2.03 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Company reimbursed with the proceeds of a Revolving Credit Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Loan in accordance with Section 3.12 hereof. Any payment made by a Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Base Rate Loan or a Swingline Loan as contemplated above) shall not constitute a Revolving Credit Loan or a Swingline Loan and shall not relieve the Company of its obligation to reimburse the Issuing Lender for such drawing or payment. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Issuing Lender in full for such drawing at the rate per annum then applicable to Revolving Credit Loans which are Base Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Issuing

Lender interest on the amount of such drawing at the rate per annum set forth in
Section 3.01(c) hereof. Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent (which shall notify each Lender) of each drawing under a Letter of Credit.

     (c) Letter of Credit Obligations Absolute.

          (i) The obligation of the Company to reimburse the Issuing Lender as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of such Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to any Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of any Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

          (ii) Any action, inaction or omission on the part of the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

     (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection
(b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Company hereunder. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation: (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

     (e) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
Section 3.04 hereof. From and after the effective date of any such replacement,
(i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (f) KeyBank Letter of Credit. The Company and the Lenders agree that, from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Loans hereunder as set forth in Article V, the KeyBank Letter of Credit shall be a Letter of Credit for all purposes of this Agreement, including, without limitation, for purposes of Section 3.04(b) hereof.

     SECTION 2.04. SWINGLINE LOANS.

     (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans (individually a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company from time to time during the Revolving Credit Commitment Period up to, but not exceeding, at any one time outstanding the Swingline Commitment; provided, however, that no Swingline Loan shall be made if, after giving effect to such Swingline Loan, the Aggregate Outstandings would exceed the Total Commitment in effect at such time; and provided further that the proceeds from Swingline Loans shall not be used to repay outstanding Revolving Credit Loans. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow Swingline Loans on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Swingline Loans shall be Base Rate Loans.

     (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 2:00 p.m. New York, New York time on the date of each proposed Swingline Loan under this Section 2.04. Such notice shall be irrevocable and shall specify (i) the amount of the proposed borrowing, and (ii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify the Swingline Lender and each Lender thereof. Each borrowing of a Swingline Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the operating account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance or reimburse a Letter of Credit drawing in accordance with Section 2.03(b) hereof, by remittance to the Issuing Bank) by 4:00 p.m. New York, New York time, on the requested date of such Swingline Loan.

     (c) So long as no Default or Event of Default has occurred and is continuing, the Company may repay Swingline Loans with the proceeds of a Revolving Credit Loan. The Swingline Lender may, at any time, require the Lenders to acquire participations (in the form of Revolving Credit Loans, which shall initially be Base Rate Loans) with respect to all or a portion of the Swingline Loans outstanding. If (i) the Company desires to repay such Swingline Loan with the proceeds of a Revolving Credit Loan or (ii) the Swingline Lender desires to have the Lenders acquire participations (in the form of Revolving Credit Loans, which shall initially be Base Rate Loans), the Swingline Lender shall, by written notice given to the Administrative Agent not later than 10:00 a.m. New York, New York time on any Business Day, require the Lenders to acquire participations (in the form of Revolving Credit Loans, which shall initially be Base Rate Loans) on such Business Day with respect to all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans which will become such Revolving Credit Loans. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire a participation in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 3.12 hereof with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participation in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of a participation therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of a participation in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Company of any default in the payment thereof.

     (d) The agreement of the Swingline Lender to make Swingline Loans pursuant to this Section 2.04 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay the Swingline Lender or the Administrative Agent, as applicable, in full the principal amount of the Swingline Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

     (e) The Swingline Loans made by the Swingline Lender shall be evidenced by a promissory note of the Company (the "Swingline Note"), substantially in the form attached hereto as Exhibit B, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The Swingline Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. The Swingline Lender is authorized to record the date and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan in the Swingline Lender's records or on the grid schedule annexed to the Swingline Note; provided, however, that the failure of the Swingline Lender to set forth each such Swingline Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Swingline Loan made by the Swingline Lender in accordance with the terms of the Swingline Note and this Agreement. The Swingline Note, the grid schedule and the books and records of the Swingline Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

     SECTION 2.05. INCREASE IN COMMITMENTS.

     (a) The Company shall have the right at any time and from time to time (provided, that such right may not be exercised by the Company more than twice after the Closing Date) to increase the Total Commitment hereunder by an aggregate amount, for all exercises pursuant to this Section 2.05, which is less than or equal to $50,000,000 by (i) requesting (which request may be agreed to or declined by such Lender in its sole discretion) that one or more Lenders increase its respective Revolving Credit Commitment or (ii) adding to this Agreement one or more financial institutions as a Lender; provided, however, that each such financial institution shall be approved by the Company and the Administrative Agent (which approval shall not be unreasonably withheld). For the avoidance of doubt, if the Company's request pursuant to clause (i) above is declined by such Lender, such request shall not be considered an exercise of the Company's right for purposes of the first proviso in the preceding sentence. An increase in the Total Commitment shall be effectuated pursuant to an agreement with an Increasing Lender or Additional Lender, as applicable, in form and substance satisfactory to the Company and the Administrative Agent pursuant to which (x) in the case of an Additional Lender, such Additional Lender shall undertake a Revolving Credit Commitment, which Revolving Credit Commitment shall be in an amount at least equal to $10,000,000 or an integral multiple of $500,000 in excess thereof, (y) in the case of an Increasing Lender, such Increasing Lender shall increase its Revolving Credit Commitment, which increase in its Revolving Credit Commitment shall be at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof, and (z) in the case of any Additional Lender, such Additional Lender shall agree to be bound as a Lender under the terms and conditions of this Agreement and the other Loan Documents. Upon the effectiveness of any such agreement and its acknowledgement by the Company and the Administrative Agent (the date of any such effectiveness and acknowledgement, an "Increased Commitment Date"), such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement with a Revolving Credit Commitment in the amount set forth in such agreement or, as applicable, the Revolving Credit Commitment of such Increasing Lender shall be increased in the amount set forth in such agreement, and this Agreement (including the signature page of such Increasing Lender) shall be deemed amended to the extent, but only to the extent, necessary to reflect the addition of such Additional Lender or the increased Revolving Credit Commitment of such Increasing Lender, the resulting adjustment of the Revolving Credit Commitments arising therefrom and the adjustments described in
Section 2.05(d) hereof.

     (b) Any increase in the Total Commitment pursuant to Section 2.05(a) hereof shall not be effective unless:

     (i) the Company shall have given the Administrative Agent notice (which notice shall be promptly forwarded by the Administrative Agent to each Lender) of such desired increase at least 15 Business Days (or such shorter period as the Administrative Agent may agree to in the given instance) prior to any such proposed Increased Commitment Date;

     (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date; and

     (iii) the representations and warranties of the Company in Article IV hereof shall be true and correct in all material respects on and as of the date of the notice referred to in clause (i) and on and as of the applicable Increased Commitment Date with the same effect as if made on and as of such notice date or Increased Commitment Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

Each notice given by the Company pursuant to Section 2.05(b)(i) hereof shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Increased Commitment Date, and after giving effect to the increase in the Total Commitment effective thereon, that the conditions in this Section 2.05(b) are satisfied.

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

     (c) Effective on each Increased Commitment Date, (i) the amount of each Lender's risk participation in all outstanding Letters of Credit shall be deemed to be automatically increased or decreased, as applicable, to reflect any changes in such Lender's Commitment Proportion after giving effect to the increase in the Total Commitment effective thereon, and (ii) the amount of the Revolving Credit Loans then outstanding and held by each Lender shall be adjusted to reflect any such changes in such Lender's Commitment Proportion. Each Lender having Revolving Credit Loans then outstanding and whose Commitment Proportion has been decreased as a result of the increase in the Total Commitment shall be deemed to have assigned, without recourse, such portion of such Revolving Credit Loans as shall be necessary to effectuate such adjustment to the Additional Lenders and Increasing Lenders (and each such assignment shall be deemed a prepayment for purposes of Section 3.08 hereof). Each Additional Lender and Increasing Lender shall (x) be deemed to have assumed such portion of such Revolving Credit Loans and (y) fund on the Increased Commitment Date, such assumed amounts to the Agent for the account of the assigning Lender in accordance with the provisions hereof.

     (d) The Administrative Agent shall promptly notify the Lenders and the Company of any increase in the Total Commitment under this Section 2.05 and of each Lender's Commitment Proportion after giving effect to any such increase.

     (e) Upon the effectiveness of any increase in the Total Commitment in accordance with this Section 2.05, the Company agrees to execute Revolving Credit Notes in favor of each Additional Lender and each Increasing Lender upon the request of such Lender to evidence such Lender's Revolving Credit Commitment after giving effect to such increase to the Total Commitment and to execute such other documents as the Administrative Agent shall deem necessary and appropriate to give effect to this Section 2.05; provided that any Increasing Lender who has requested a new Revolving Credit Note in an amount equal to its increased Revolving Credit Commitment shall have returned for cancellation any other Revolving Credit Notes previously issued to it under this Agreement.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

     SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

     (a) Each Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Base Rate plus the applicable Interest Rate Margin.

     (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable Interest Rate Margin.

     (c) Upon the occurrence and during the continuance of a Default or an Event of Default, at the option of the Required Lenders, the rate of interest on all Loans and any other amounts payable under the Loan Documents will be increased to a rate equal to (i) 2% per annum plus the rate of interest otherwise applicable to such Loan, in the case of payments of principal, and (ii) 2% per annum plus the rate that would be applicable to Base Rate Loans from time to time, in the case of payments of any other amount.

     (d) The Company may elect from time to time to convert outstanding Revolving Credit Loans from Adjusted Libor Loans to Base Rate Loans by giving the Administrative Agent at least three (3) Business Days prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 hereof as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Base Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time three (3) Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Base Rate Loans (other than Swingline Loans) may be converted as provided herein, provided that each conversion shall be in the principal amount of $2,000,000 or whole multiples of $1,000,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $2,000,000.

     (e) Any Adjusted Libor Loan in a minimum principal amount of $2,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

     (f) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01 hereof, the Company shall be deemed to have selected an Interest Period of one month.

     (g) No Revolving Credit Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

     (h) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

     (i) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Base Rate shall change when and as the Base Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

     SECTION 3.02. USE OF PROCEEDS.

     The proceeds of the Revolving Credit Loans shall be used to finance Acceptable Acquisitions and for general working capital and other corporate purposes. The Swingline Loans shall be used by the Company for general working capital and other corporate purposes. Commercial Letters of Credit shall be issued by the Issuing Lender hereunder for the account of the Company and shall be issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or any Guarantors in the ordinary course of their respective businesses. Standby Letters of Credit shall be issued by the Issuing Lender for the account of the Company and shall be issued for purposes in connection with, and in the ordinary course of, the business of the Company or the Guarantors consistent with historical purposes of standby letters of credit issued for the account of the Company prior to the date hereof.

     SECTION 3.03. PREPAYMENTS.

     (a) Voluntary. The Company may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three (3) Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time on the date of prepayment with respect to Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 hereof shall be in a principal amount of $1,000,000 or whole multiples of $1,000,000 in excess thereof.

     (b) Mandatory.

          (i) To the extent that the Aggregate Outstandings exceed the Total Commitment, then the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with each of the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations of the Company to the Issuing Lender with respect to Letters of Credit.

          (ii) The Company shall apply fifty percent (50%) of the net cash proceeds (after costs and expenses) realized by the Company upon any issuance or sale of equity interests in the Company to prepay outstanding Loans hereunder, provided, that such mandatory prepayment shall only be required if the aggregate amount of such net cash proceeds realized in connection with any one transaction or series of related transactions equals or exceeds $5,000,000. Such net proceeds shall be applied promptly upon the closing of any such issuance or sale of equity interests.

     All prepayments shall be applied, first, to Base Rate Loans outstanding and second, to Adjusted Libor Loans outstanding, in such order as the Administrative Agent shall determine in its sole and absolute discretion. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     SECTION 3.04. FEES.

     (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee equal to the sum of the actual daily unused portion of the Total Commitment (after giving effect to any Swingline Loans then outstanding) from the date of this Agreement until the Revolving Credit Commitment Termination Date multiplied by the rate set forth in the definition of the term "Unused Fee Rate" as in effect on the date of calculation, in each case, based on a year of 360 days. Such fees shall be payable in arrears (i) on the last day of March, June, September, and December of each year commencing June 30, 2004, (ii) on the Revolving Credit Commitment Termination Date, and (iii) on each date the Revolving Credit Commitments are permanently reduced in whole or in part.

     (b) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders a commission with respect to the Lenders' participation in Standby Letters of Credit equal to the Standby LC Margin multiplied by the average daily amount of the Standby LC Exposure during the period from and including the Closing Date to but excluding the later of (a) the Revolving Credit Commitment Termination Date and (b) the date on which such Lender ceases to have any Standby LC Exposure. Such commissions with respect to Standby Letters of Credit shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing June 30, 2004; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand. All commissions with respect to Standby Letters of Credit shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed.

     (c) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to each Lender, a payment fee equal to 0.25% of the amount paid on each Commercial Letter of Credit upon payment of such amount by the Issuing Lender.

     (d) In addition, the Company shall pay to the Issuing Lender for its own account, upon issuance of any Letter of Credit hereunder, a letter of credit fronting fee equal to the greater of (i) 1/8 of 1% of the face amount of each Letter of Credit issued hereunder, or (ii) $250, together with the customary fees charged by the Issuing Lender in its sole discretion with respect to the issuance, payment, acceptance, processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit).

     (e) The Company further agrees to pay to the Administrative Agent for the account of each Lender an upfront fee in an aggregate amount previously agreed upon between the Lead Arranger and the Company to be distributed to the Lenders in accordance with their respective agreements with the Lead Arranger.

     SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE.

     In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Company, absent demonstrable error) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) hereof for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Base Rate Loan to an Adjusted Libor Loan.

     SECTION 3.06. ILLEGALITY.

     Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Revolving Credit Loans of the affected Lender then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

     SECTION 3.07. INCREASED COSTS.

     (a) In the event that any introduction of or change in, after the date hereof, any applicable law, regulation, treaty, order or directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

          (i) shall subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan or any Letter of Credit (or participations therein) or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or any Lending Office of such Lender or the Issuing Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office or the Issuing Lender's lending office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

          (iii) shall impose on any Lender or the Issuing Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems reasonably material, then, in any such case, subject to the provisions of
Section 3.09 hereof, the Company shall pay such Lender or the Issuing Lender, upon written demand, such additional amount or amounts as such Lender or the Issuing Lender shall have determined in good faith will compensate such Lender for such increased costs or reduction.

     (b) If any Lender or the Issuing Lender shall have determined that the adoption of, or any change in, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing Lender which funds Loans hereunder) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Lender (or such holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Company absent demonstrable error.

     (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) hereof shall be conclusive absent demonstrable error. The Company shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b) hereof, it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

     SECTION 3.08. INDEMNITY.

     The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan, (b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 hereof and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan (including as a result of an assignment pursuant to Section 2.05(c) hereof) or the making of any conversion of an Adjusted Libor Loan to a Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent demonstrable error. The Company shall pay such Lender the amount shown as due on any certificate within ten (10) days after receipt thereof.

     SECTION 3.09. MITIGATION, OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to any Type of Loan affected by the events or circumstances described in Section 3.05, 3.06, 3.07 or 3.10 hereof to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

     (b) If any Lender is affected by the events or circumstances described in
Section 3.05, 3.06, 3.07 or 3.10 and requests additional compensation pursuant to the terms of this Agreement, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative

Agent, require such Lender to assign and delegate, without recourse (and in accordance with the restrictions set forth in Section 10.05 hereof), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participation in Swingline Loans, accrued interest thereon, accrued fees and other amounts payable to it hereunder from the assignee (to the extent of the outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation pursuant to Section 3.05,
3.06 or 3.07 hereof or payments required to be made pursuant to Section 3.10 hereof, such assignment will result in a reduction of such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegations cease to apply.

     SECTION 3.10. TAXES.

     (a) Except as set forth in clause (d) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) income and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Issuing Lender or a Lender as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, Issuing Lender or Lender or the lending office of the Administrative Agent, Issuing Lender or a Lender (excluding a connection arising solely from the Administrative Agent, Issuing Lender or a Lender having executed this Agreement, the Notes or the other Loan Documents) or any political subdivision or taxing authority thereof or therein, and (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent, Issuing Lender or a Lender, if organized outside of the United States, to comply with
Section 3.10(c) hereof (or the inaccuracy at any time of the certificates, documents or other evidence delivered thereunder) (such non-excluded taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 3.09 hereof, (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this Section 3.10(a), or

(iii) that are imposed as a result of any event occurring after such Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent, the Issuing Lender or such Lender in connection therewith; provided that the Administrative Agent, Issuing Lender or such Lender has provided the Company with notice thereof as required by Section 10.01 hereof, accompanied by a demand for payment.

     (b) If a Lender or the Administrative Agent becomes aware that it is entitled to claim a refund from a governmental authority in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 3.10, it promptly shall notify the Company in writing of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.10, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority or loses such net tax benefit.

     (c) On or before the date on which it becomes a party to this Agreement, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Company and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, an Internal Revenue Service Form W-8BEN or successor applicable form, and a statement in the form of Exhibit G hereto. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered above-mentioned form or statement (or successor thereto) to the Company and the Administrative Agent.

     (d) For any period with respect to which a Lender required to do so has failed to provide the Company with the appropriate form described in Section 3.10(c) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 3.10(c) above), such Lender shall not be entitled to indemnification under this Section 3.10 with respect to Non-Excluded Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender reasonably shall request to assist such Lender in recovering such Non-Excluded Taxes.

     SECTION 3.11. PRO RATA TREATMENT AND PAYMENTS.

     (a) Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to Section 3.01(d) hereof or continuation of a Revolving Credit Loan pursuant to Section 3.01(e) hereof, each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent or the Issuing Lender for its own account), and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each reimbursement by the Company to the Issuing Lender with respect to drawings under Letters of Credit pursuant to Section 2.03 hereof shall be made pro rata for the benefit of the Lenders to the extent such Lender has made available its Commitment Proportion of such drawing in accordance with Section 2.03(b) hereof. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. Except as otherwise provided in Section 2.04 hereof, all payments by the Company on account of principal of and interest on any Swingline Loan shall be made to the Swingline Lender at its office specified on its signature page hereof in Dollars in immediately available funds. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and, with respect to payments of the Loans shall be made to the Administrative Agent, for the account of the Lenders (except as specified above), at the Payment Office in Dollars in immediately available funds. The Administrative Agent shall distribute such payments with respect to Loans to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent. The Issuing Lender may, in its sole discretion, directly charge reimbursement obligations with respect to Letters of Credit to the Company's accounts at any office of the Issuing Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     SECTION 3.12. FUNDING AND DISBURSEMENT OF LOANS.

     (a) Each Lender shall make each Revolving Credit Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in Article V has not been satisfied, the amount so received by the Administrative Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Revolving Credit Loan or Swingline Loan or any portion thereof are to be used to prepay outstanding Revolving Credit Loans, Swingline Loans or Letter of Credit obligations, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Company's account.

     (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender is affected by the events or circumstances described in Section 3.05, 3.06, 3.07 or 3.10 hereof and that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.12(b) shall be conclusive absent demonstrable error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

     SECTION 4.01. ORGANIZATION, POWERS.

     The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate power and authority to own its properties and to carry on its business as being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Subsidiary of the Company which is not a Guarantor, other than Excluded Subsidiaries, (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule I hereto) duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited partnership, limited liability company or other legal power and authority to own or lease its properties and to carry on its business as being conducted on the Closing Date and, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS.

     The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Guarantor, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of its property is bound and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and each such Guarantor, as the case may be, enforceable against the Company and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

     SECTION 4.03. FINANCIAL CONDITION.

     (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Ernst & Young LLP, independent auditors, for the fiscal year ended June 30, 2003 and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the six month period ended December 31, 2003. The financial statements for the year ended June 30, 2003, referred to in clause (i) above, were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and the financial statements for the fiscal quarter and six month period ended December 31, 2003, referred to in clause (ii) above, were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis (subject to year-end adjustments and except for the absence of notes thereto), and, in each case, such financial statements fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since December 31, 2003 no Material Adverse Effect has occurred. The Company shall deliver to the Administrative Agent, a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. Since the later of (i) the date of the Current SEC Report or (ii) the date of the most recent pro forma financial statements delivered pursuant to Section 7.06 hereof relating to a completed acquisition, there are no obligations or liabilities, contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements, the Current SEC Report or such pro forma financial statements, other than obligations of the Company and its Subsidiaries incurred in the ordinary course of business or in connection with the acquisition of Natumi AG.

     (b) The Company and each of the Guarantors is Solvent.

     SECTION 4.04. TAXES.

     The Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles consistently applied shall have been provided on the books of the Company and its Subsidiaries.

     SECTION 4.05. TITLE TO PROPERTIES.

     The Company and each Subsidiary of the Company has good title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

     SECTION 4.06. LITIGATION.

     (a) Except as set forth on Schedule VI, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary of the Company) pending or, to the knowledge of the Company, threatened against or affecting the Company or any such Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and

     (b) Neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.07. AGREEMENTS.

     Neither the Company nor any Subsidiary of the Company is in violation of or restricted by its charter or bylaws or in breach or violation of any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. COMPLIANCE WITH ERISA.

     Except as set forth on Schedule VII, each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA), no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Company, any Subsidiary of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan. The aggregate potential tax liabilities, fines and penalties related to the items included on Schedule VII would not have a Material Adverse Effect.

     SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS.

     (a) Neither the Company nor any Subsidiary of the Company is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

     (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

     (c) The proceeds of each Loan, and each other extension of credit hereunder, shall be used solely for the purposes permitted under Section 3.02 hereof.

     SECTION 4.10. APPROVALS.

     No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution, delivery and performance of any other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

     SECTION 4.11. SUBSIDIARIES AND AFFILIATES.

     Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries and Affiliates (other than individuals) as of the Closing Date showing as to each Subsidiary and Affiliate (other than individuals), its name, the jurisdiction of its incorporation or formation, its shareholders or other owners of an interest in each Subsidiary and Affiliate (other than individuals) and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of an interest.

     SECTION 4.12. HAZARDOUS MATERIALS.

     The Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law. No prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

     SECTION 4.13. INVESTMENT COMPANY ACT.

     Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. NO DEFAULT.

     No Default or Event of Default has occurred and is continuing.

     SECTION 4.15. CREDIT ARRANGEMENTS.

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


     Schedule V hereto is a complete and correct list of all material credit agreements, indentures, guaranties, Capital Leases and other investments, agreements and arrangements relating to borrowed money in effect on the Closing Date providing for or relating to extensions of credit to the Company or any Subsidiaries of the Company, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any Subsidiaries of the Company, or any of them, are in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     SECTION 4.16. PERMITS AND LICENSES.

     The Company and each Subsidiary of the Company each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.17. COMPLIANCE WITH LAW.

     The Company and each Subsidiary of the Company are each in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.18. DISCLOSURE.

     Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     SECTION 4.19. LABOR DISPUTES AND ACTS OF GOD.

     Neither the business nor the properties of the Company or any Subsidiary of the Company is (i) engaged in any strike, lockout or other labor dispute or (ii) currently affected by or subject to any fire, explosion, accident, drought, storm, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.20. PLEDGE AGREEMENTS.

     Each Pledge Agreement executed by the Company and each Subsidiary, as applicable, shall, pursuant to its terms and applicable law, constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, which shall be prior to all other Liens which may be perfected under the laws of any state of the United States of America except

Permitted Liens, claims and rights of all other Persons in such collateral.

     SECTION 4.21. NON-QUALIFIED GUARANTORS. Westbrae Natural Foods, a Subsidiary of the Company, is not in good standing in its jurisdiction of incorporation as of the date hereof. DeBoles and Mountain Chai, former Subsidiaries of the Company, have been dissolved. Until such time as DeBoles and Westbrae Natural Foods are reinstated or reincorporated in the jurisdiction of their incorporation, the aggregate value of the assets of such entities shall not exceed $1,000,000, in the aggregate, as reflected on the consolidated balance sheet of the Company. Mountain Chai has no assets.

                                    ARTICLE V
                             CONDITIONS OF LENDING

     SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT.

     The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

     (a) Notes. On or prior to the Closing Date, the Administrative Agent shall have received (i) for the account of each Lender, a Revolving Credit Note (and the Administrative Agent shall promptly provide such Notes to the Lenders) and
(ii) for the account of the Swingline Lender, a Swingline Note, each duly executed by the Company.

     (b) Reaffirmation of Guaranty. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Reaffirmation of Guaranty duly executed by each Guarantor that has executed a Guaranty in connection with 2001 Credit Agreement (other than Westbrae Natural Foods, DeBoles and Mountain Chai).

     (c) Reaffirmations of Pledge Agreement. On or prior to the Closing Date, the Administrative Agent shall have received a Reaffirmation of Dutch Pledge Agreement, duly executed by the Company and Hain Europe, a Reaffirmation of Belgian Pledge Agreement, duly executed by the Company and Hain Celestial Belgium BVBA, and a Reaffirmation of Canadian Pledge Agreement, duly executed by Hain-Yves, Inc. and Hain-Celestial Canada, ULC.

     (d) Opinion of Counsel. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of Cahill Gordon & Reindel LLP, counsel for the Company and the Guarantors, substantially in the form of Exhibit F attached hereto.

     (e) Supporting Documents. On or prior to the Closing Date, the Administrative Agent shall have received (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws or other organization documents, as applicable of the Company and each Guarantor; and (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws of the Company or of any Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which the Company or any Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor.

     (f) Insurance. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

     (g) Fees and Expenses. On or prior to the Closing Date, the Lenders shall have received all fees that may be payable to them pursuant to this Agreement, including the upfront fee referred to in Section 3.04(e) hereof, and reimbursement of expenses in accordance with Section 10.03(b) hereof.

     (h) No Litigation. Except as set forth in Schedule VI hereto, there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (i) Consents and Approvals. Except to the extent the failure to obtain any consents or approvals, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, all governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

     (j) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Company or any Guarantor, since December 31, 2003.

     (k) Financial Statements. The Lenders shall have received the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 2003; together with the management prepared consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter and six month period ended December 31, 2003.

     (l) Management Letters. To the extent any exist and have not been previously provided to the Administrative Agent, the Administrative Agent shall have received a copy of the most recent management letter prepared on behalf of the Company by the Auditor, a copy of which shall be forwarded by the Administrative Agent to each Lender.

     (m) Other Information, Documentation. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each Subsidiary of the Company with the requirements of all Environmental Laws.

     (n) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

     SECTION 5.02. CONDITIONS TO EXTENSIONS OF CREDIT.

     The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are further subject to the following conditions precedent:

     (a) Representations and Warranties. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

     (c) Letter of Credit Documentation. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with Section 2.03(a) hereof.

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of this Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Domestic and Non-Domestic

Subsidiaries, to:

     SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE.

     Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve, protect or renew all franchises, trade names, patents, trademarks and service marks and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; at all times, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

     SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES.

     (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC.

     Furnish to the Administrative Agent (with sufficient copies for each Lender, and the Administrative Agent shall promptly furnish a copy thereof to each Lender):

     (a) as soon as available and in any event within ninety (90) days of the end of the fiscal year of the Company, the audited consolidated financial statements of the Company and its Subsidiaries which shall include the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, together with the consolidated statement of income and statement of cash flows for the Company and its Subsidiaries for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with Generally Accepted Accounting Principles and accompanied by an opinion thereon of Ernst & Young LLP or other nationally recognized independent certified public accountants reasonably acceptable to the Lenders (the "Auditor") which opinion shall not include a going concern explanatory paragraph, a qualification as to Generally Accepted Accounting Principles or like qualification or exception or a qualification or exception as to the scope of the audit, together with a report of the Chief Financial Officer of the Company setting forth with respect to each brand of the Company and its Subsidiaries, the gross revenue and Net Direct Contributions, in form and substance satisfactory to the Lenders;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Company, the unaudited consolidated financial statements of the Company and its Subsidiaries, which shall include the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarter, together with the consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared by or under the supervision of the Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles (subject to year-end adjustments and except for the absence of notes thereto), and, commencing with the period ending June 30, 2001 and each quarter thereafter, a report of the Chief Financial Officer of the Company setting forth with respect to each brand of the Company and its Subsidiaries, the gross revenue and Net Direct Contributions, in form and substance satisfactory to the Lenders;

     (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clause (a) and (b), stating whether the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default, together with a certificate of the Chief Financial Officer of the Company demonstrating that as of the last day of the relevant fiscal year or quarter, as applicable, the Company was in compliance with the financial condition covenants set forth in
Section 7.13 hereof;

     (d) at all times indicated in clause (a) above, copies of the Company's annual financial projections, on a quarterly basis with respect to the next succeeding fiscal year, in reasonable detail and in form and substance reasonably satisfactory to the Required Lenders (it being recognized by the Administrative Agent and the Lenders that future results included in such projections shall not be viewed as facts and that actual results may differ from projected results);

     (e) promptly after filing thereof, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all regular, periodic and special financial information, proxy materials, reports and other information which the Company or any Guarantor shall file with the Securities and Exchange Commission;

     (f) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in a Material Adverse Effect; and

     (g) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as any Lender may reasonably request.

     SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES.

     (a) Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries and matters involving the assets and business of the Company and such Subsidiaries.

     (b) At any time and from time to time during normal business hours (and provided that no Default or Event of Default has occurred and is continuing upon reasonable prior notice) permit any Lender or any agents or representatives thereof to examine and make abstracts from the books and records of such information which such Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries, but excluding information governed by a written confidentiality agreement which prohibits such access), and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants.

     SECTION 6.05. NOTICE OF ADVERSE CHANGE.

     Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

SECTION 6.06.     NOTICE OF DEFAULT.

         Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 6.07. NOTICE OF LITIGATION.

     Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS.

     Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.09. NOTICE OF ERISA EVENT.

     Promptly after the Company or any Guarantor knows any of the following, deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Company setting forth details as to the occurrence and the action, if any, which the Company, such Guarantor or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans that are Single Employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of any Lender, the Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of any other notices received by the Company or any Guarantor required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.


     SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS.

     Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. COMPLIANCE WITH APPLICABLE LAWS.

     Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

     SECTION 6.12. ADDITIONAL SUBSIDIARIES.

     Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date or of the fact that a Subsidiary has ceased to be an Excluded Subsidiary. Subject to the last sentence of this Section 6.12, the Company or a Domestic Subsidiary, as appropriate, (a) shall execute a Pledge Agreement, in the form of Exhibit H-1 or H-2 hereto (or such other agreement as shall be required by the Administrative Agent), as applicable, with respect to not more than 65% of each class of the capital stock or other equity interest of each First-Tier Subsidiary of such Person which is or becomes a Non-Domestic Subsidiary and which is not an Excluded Subsidiary, and (b) shall cause each Subsidiary of such Person which is a Domestic Subsidiary and which is not an Excluded Subsidiary to execute a Guaranty, in the form of Exhibit C hereto, in the case of both (a) and (b), within fifteen (15) Business Days after the creation, establishment or acquisition of such Subsidiary or of the date such Subsidiary ceases to be an Excluded Subsidiary and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered as to each Subsidiary pursuant to Section 5.01 hereof on the Closing Date, or as the Administrative Agent may request, each in form and substance satisfactory to the Administrative Agent. In no event shall the Company be required to pledge any of the assets of a Subsidiary of the Company that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary of the Company held directly or indirectly by any such Subsidiary.

     SECTION 6.13. ENVIRONMENTAL LAWS.

     Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that any of the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

     SECTION 6.14. MANAGEMENT LETTERS.

     Deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver a copy to each Lender), as soon as available, but in any event within seven (7) Business Days of any such letter being issued, a copy of the management letter addressed to the Company by the Auditor.

     SECTION 6.15. REINSTATEMENT OF GUARANTORS.

     Deliver to the Administrative Agent, within 150 days of the Closing Date,
(a) evidence that Westbrae Natural Foods and DeBoles have each been reinstated as active corporations in their respective jurisdictions of incorporation, and
(b) a Reaffirmation of Guaranty, substantially in the form attached as Exhibit D hereto, along with such other documents as are consistent with those delivered by the Guarantors pursuant to Section 5.01 hereof on the Closing Date, or as the Administrative Agent may reasonably request, each in form and substance satisfactory to the Administrative Agent.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

     The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Domestic Subsidiaries or Non-Domestic Subsidiaries, directly or indirectly, to:

     SECTION 7.01. INDEBTEDNESS.

     Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

     (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto (which is not described in Section 7.01(b) through Section 7.01(n) hereof), but not including any renewals or extensions thereof.

     (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

     (c) Indebtedness for trade payables incurred in the ordinary course of business provided such payables shall be paid or discharged in conformity with customary practice in the trade, consistent with past practice;

     (d) Indebtedness consisting of guarantees permitted pursuant to Section
7.03 hereof;

     (e) subject to Section 7.06 hereof, Subordinated Indebtedness incurred in connection with Acceptable Acquisitions in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

     (f) Indebtedness secured by purchase money liens as permitted under Section 7.02(h) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of the Company shall not exceed $5,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

     (g) Indebtedness with respect to Hedging Agreements entered into by the Company;

     (h) Indebtedness arising under or with respect to foreign exchange contracts entered into by the Company for the purchase or sale of foreign currency for the account of the Company or the Guarantors, provided that such foreign exchange contracts shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

     (i) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary of the Company in accordance with Generally Accepted Accounting Principles;

     (j) Indebtedness owing by (i) the Company to any Subsidiary of the Company or (ii) any Subsidiary of the Company to the Company or any other Subsidiary, to the extent that such Indebtedness is otherwise permitted pursuant to the terms and conditions of this Agreement;

     (k) purchase money Indebtedness for borrowed money secured solely by mortgages on the real property of the Company or any of its Subsidiaries in an amount not to exceed $15,000,000 in the aggregate at any time outstanding;

     (l) other Indebtedness not provided for in Section 7.01(a) through Section 7.01(k) hereof not to exceed $5,000,000 in the aggregate at any one time outstanding; provided such Indebtedness shall be and remain unsecured at all times;

     (m) Indebtedness not otherwise provided for in Section 7.01(a) through
Section 7.01(l) hereof in an aggregate amount not to exceed $2,500,000 at any one time outstanding, which Indebtedness may be secured by Liens permitted pursuant to Section 7.02(k) hereof; and

     (n) Indebtedness not otherwise provided for in Section 7.01(a) through
Section 7.01(m) hereof in an aggregate amount not to exceed $10,000,000 (or the non-U.S. currency equivalent thereof) at any one time outstanding, which Indebtedness may (but need not) be secured by Liens permitted pursuant to
Section 7.02(k) hereof, provided that (i) such Indebtedness is incurred in connection with a Non-Domestic Acquisition and (ii) if such Indebtedness is secured, it shall be secured only by the assets or equity interests acquired in the related Non-Domestic Acquisition. Notwithstanding clause (ii) of this subsection (n), no such Indebtedness may be secured by a lien upon the equity interests of a Non-Domestic First -Tier Subsidiary.

SECTION 7.02.     LIENS.

     Incur, create, make, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

     (a) Liens existing on the date hereof as set forth on Schedule II attached hereto (which are not described in Section 7.02(b) through 7.02(k) hereof), but not including any renewals or extensions thereof;

     (b) Liens securing Indebtedness described in Section 7.01(i) hereof, provided that no notice of lien has been filed or recorded under the Code;

     (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

     (d) Liens incurred or deposits to secure (i) the non-delinquent performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, performance and appeal bonds, and (iii) other non-delinquent obligations of similar nature; in each case, incurred in the ordinary course of business;

     (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed within thirty (30) days after the entry thereof;

     (f) easements, rights of way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

     (g) deposits or pledges required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security laws;

     (h) purchase money Liens for fixed or capital assets acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted pursuant to Section 7.01(f) hereof; provided in each case
(i) no Default or Event of Default shall have occurred and be continuing at the time such Lien is created or shall occur after giving effect to such Lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

     (i) Liens in favor of banks or other depository institutions upon property or assets of the Company or any of its Subsidiaries arising under the common law or pursuant to contractual rights of set off;

     (j) Liens on real property of the Company or any of its Subsidiaries securing Indebtedness permitted by Section 7.01(k) hereof, provided the Lien is specifically limited to such real property; and


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

     (k) Liens securing the Indebtedness permitted by Section 7.01(m) and (n) hereof, provided such Lien secures only such Indebtedness.

     SECTION 7.03. GUARANTIES.

     Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

     (a) guaranties executed prior to the date hereof as described on Schedule IV attached hereto (which are not described in Sections 7.03(b) through 7.03(d) hereof), but not including any renewals or extensions thereof;

     (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

     (c) guaranties of any Indebtedness under this Agreement or any other Loan Document; and

     (d) guaranties by the Company of any Indebtedness permitted pursuant to
Section 7.01 hereof of any Subsidiary of the Company or guaranties by any Subsidiary of the Company of such Indebtedness of the Company or any other Subsidiary of the Company

     SECTION 7.04. SALE OF ASSETS.

     Sell, lease, assign, transfer or otherwise dispose of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) the transfer of Intellectual Property to an IP Subsidiary, (d) a transfer from the Company or any direct or indirect wholly-owned Guarantor to the Company or another direct or indirect wholly-owned Guarantor, (e) an arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose, (f) the sale or disposition of assets in arms length transactions; provided that the aggregate net proceeds of any such sale pursuant to subsections (b) through (f) of this Section 7.04 shall not exceed $10,000,000, in the aggregate, in any fiscal year, or (g) the transfer permitted under Section 7.08 hereof.

     SECTION 7.05. SALES OF RECEIVABLES.

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


     Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

     SECTION 7.06. LOANS AND INVESTMENTS.

     Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiary existing as of the Closing Date or acquired after the date hereof pursuant to an Acceptable Acquisition, provided that the Company has complied with its obligations under
Section 6.12 hereof, (b) loans to directors and employees of the Company or of any of its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any time outstanding, (c) Eligible Investments, (d) loans and advances by the Company to any Subsidiary of the Company and loans and advances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company,
(e) trade credit to customers, provided that such credit is extended in the ordinary course of the business of the Company or such Subsidiary, (f) investments in joint ventures in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement (provided, (A) the documentation governing any such joint venture does not contain restrictions on distributions or dividends to the Company and (B) any such joint venture is engaged in the same line of business conducted by the Company (or the manufacturing of products used in such business)) and (g) Acceptable Acquisitions, provided that (i) not more than six (6) Acceptable Acquisitions may be closed in any 12 month period excluding Acceptable Acquisitions where the Acquisition Consideration is less than $5,000,000; (ii) not more than four (4) of such Acceptable Acquisitions during any such time period each shall have an aggregate Acquisition Consideration in excess of $20,000,000 and (iii) with respect to each such acquisition, the Company shall have delivered to the Administrative Agent:

     (A) (1) with respect to Acceptable Acquisitions with Acquisition Consideration of less than $20,000,000:

     (a) on or before the sixth (6th) Business Day prior to the closing of such proposed acquisition, pro forma balance sheet and income statements of the Company and its Subsidiaries (after giving effect to the proposed Acceptable Acquisition) as of the then most recent fiscal quarter ended for which a financial statement has been delivered in accordance with Section 6.03 hereof demonstrating that upon consummation of such Acceptable Acquisition, the Company will be in compliance with the financial covenants contained in Section 7.13 hereof, such evidence of compliance to be in form and substance reasonably satisfactory to the Lenders; together with a certificate of the Chief Financial Officer, in form and substance reasonably satisfactory to the Lenders, demonstrating the Company's calculations with respect to clauses (c) and (d) of the definition of "Acceptable Acquisition" and demonstrating that upon consummation of such proposed acquisition, the Company will be in compliance with each of the financial covenants set forth in Section 7.13 hereof; and

     (b) within fifteen (15) Business Days following the closing of such Acceptable Acquisition:


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

          (1) a final report of the Auditor, in form and substance reasonably satisfactory to the Lenders, which report shall set forth the EBITDA of the subject of the proposed acquisition, together with any and all adjustments thereto;

          (2) financial statements which shall include balance sheets, income statements and statements of cash flows of the Person being acquired,
          (a) in the same form and substance as those required to be delivered by the Company under Sections 6.03(a) and 6.03(b) hereof, to the extent such are available, or (b) if unavailable, in the form relied upon by the Company in connection with such transaction, together with the due diligence report prepared by the Auditor, or another nationally recognized accounting firm, in connection with such transaction, in each case for the previous three (3) fiscal years; and

          (3) copies of the relevant purchase agreement and all schedules thereto; and

     (2) With respect to Acceptable Acquisitions with Acquisition Consideration equal to or greater than $20,000,000, on or before the sixth (6th) Business Day prior to the closing of such proposed acquisition:

          (i) a preliminary or draft written report of the Auditor, in form and substance reasonably satisfactory to the Lenders, which report shall set forth the EBITDA of the subject of the proposed acquisition, together with any and all adjustments thereto, provided that the final version of such report of the Auditor, in form and substance reasonably satisfactory to the Lenders, shall be delivered to the Administrative Agent within fifteen (15) Business Days following the closing of such acquisition;

          (ii) pro forma balance sheet and income statements of the Company and its Subsidiaries (after giving effect to the proposed Acceptable Acquisition) as of the then most recent fiscal quarter ended for which a financial statement has been delivered in accordance with
               Section 6.03 hereof demonstrating that upon consummation of such Acceptable Acquisition, the Company will be in compliance with the financial covenants contained in Section 7.13 hereof, such evidence of compliance to be in form and substance reasonably satisfactory to the Lenders; together with a certificate of the Chief Financial Officer, in form and substance reasonably satisfactory to the Lenders, demonstrating the Company's calculations with respect to clauses (c) and (d) of the definition of "Acceptable Acquisition" and demonstrating that upon consummation of such proposed acquisition, the Company will be in compliance with each of the financial covenants set forth in Section 7.13 hereof;

          (iii) financial statements which shall include balance sheets, income statements and statements of cash flows of the Person being acquired, (a) in the same form and substance as those required to be delivered by the Company under Sections 6.03(a) and 6.03(b)


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

               hereof, to the extent such are available, or (b) if unavailable, in the form relied upon by the Company in connection with such transaction, together with the due diligence report prepared by the Auditor, or another nationally recognized accounting firm, in connection with such transaction, in each case for the previous three (3) fiscal years; and

          (iv) copies of the relevant purchase agreement, together with such other additional documentation or information with respect to the proposed acquisition as the Administrative Agent may reasonably require.

     (B) on or before the date of the closing of such acquisition, evidence satisfactory to the Administrative Agent that the shares or other interest in the Person, or the assets of the Person, which is the subject of the related Acceptable Acquisition are free and clear of all Liens, except those Liens permitted pursuant to Section 7.02 hereof, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally; provided that, in the case of any Non-Domestic Acquisition, to the extent that any such Liens secure aggregate Indebtedness of less than $10,000,000, such evidence may be delivered to the Administrative Agent no later than fifteen (15) Business Days following the consummation of such Acceptable Acquisition.

The Administrative Agent shall provide copies to the Lenders of all items delivered to the Administrative Agent pursuant to Section 7.06(g)(iii)(A) hereof on the Business Day following receipt of such items by the Administrative Agent.

Notwithstanding the foregoing, with respect to a proposed acquisition having an aggregate Acquisition Consideration of less than $20,000,000, the requirements of clause (g)(iii) above need only be in form and substance reasonably satisfactory to the Required Lenders and the Required Lenders shall have the right, in their sole discretion, to waive any of the requirements of such clause.

     SECTION 7.07. NATURE OF BUSINESS.

     Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof (or reasonable extension thereof).

     SECTION 7.08. TRANSFER OF EQUITY IN HAIN EUROPE OR HAIN BELGIUM.

     Transfer the Company's ownership interest in Hain Europe or in Hain Belgium to any Person, other than a Person who is a direct or indirect wholly-owned Subsidiary of the Company (the "Transferee Subsidiary"), provided that (a) if the Transferee Subsidiary is a Non-Domestic Subsidiary, the Company and/or those Subsidiaries of the Company owning interests in the Transferee Subsidiary shall, immediately following such transfer, execute and deliver to the Administrative Agent a Pledge Agreement with respect to 65% of the capital stock or other equity interest of such Transferee Subsidiary; provided further, that in the event the Transferee Subsidiary is a limited partnership, the Administrative Agent, in its discretion, shall elect the allocation of the 65% interest to be pledged among the general partnership and limited


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

partnership interests, or (b) if such Transferee Subsidiary is a Domestic Subsidiary, then such Domestic Subsidiary shall, immediately following such transfer, execute and deliver to the Administrative Agent a Pledge Agreement with respect to 65% of the capital stock or other equity interest of Hain Europe or Hain Belgium, as the case may be. Upon delivery of a Pledge Agreement under
(a) or (b) above, the Administrative Agent shall release the lien granted to it pursuant to the applicable Pledge Agreement.

     SECTION 7.09. FEDERAL RESERVE REGULATIONS.

     Permit any Loan or the proceeds of any Loan or any other extension of credit hereunder to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES.

     Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) or the SEC in order to comply with Generally Accepted Accounting Principles may be so changed.

     SECTION 7.11. HAZARDOUS MATERIALS.

     Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

     SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS ON CONSIDERATION.

     Except for Acceptable Acquisitions, and except as permitted by Sections
7.04 and 7.08 hereof, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, except with respect to an Acceptable Acquisition, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, (a) any Subsidiary of the Company may merge with and into the Company or any Domestic Subsidiary, (b) any Non-Domestic Subsidiary may merge with and into another Non-Domestic Subsidiary, provided, that no Non-Domestic Subsidiary with respect to which the Administrative Agent has received a pledge of stock shall merge with and into another Non-Domestic Subsidiary if 65% of the shares or other ownership interests of the surviving Subsidiary cannot be pledged to the Administrative Agent for the benefit of the Lenders, and (c) the Company may merge with and into a Domestic Subsidiary in order to effect a change of the state of incorporation of the Company, provided that in each of the above (i) the Company shall notify the Administrative Agent not less than thirty (30) days prior to such event and (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement

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

or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent.

     SECTION 7.13. FINANCIAL CONDITION COVENANTS.

     (a) Consolidated Total Funded Debt to Consolidated EBITDA. Permit the ratio of Consolidated Total Funded Debt to Consolidated EBITDA to be greater than 3.00:1.00, determined quarterly with respect to the most recently concluded four fiscal quarters for which financial statements have been delivered in accordance with Section 6.03 hereof.

     (b) Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA minus
(i) Consolidated Maintenance Capital Expenditures and (ii) cash taxes paid to Consolidated Interest Expense to be less than 4.00:1.00, determined quarterly with respect to the most recently concluded four fiscal quarters for which financial statements have been delivered in accordance with Section 6.03 hereof.

     (c) Consolidated Tangible Net Worth. Permit, at any time, the Consolidated Tangible Net Worth to be less than $208,800,000 plus 50% of the cumulative Consolidated Net Income (but not less than zero) from July 1, 2003 through the end of the then most recently concluded fiscal quarter, provided, however, there shall be excluded from the determination of cumulative Consolidated Net Income the results of any fiscal quarter for which the Company incurred a Consolidated Net Loss.

     (d) No Cumulative Quarterly Losses. Permit a Consolidated Net Loss for two consecutive fiscal quarters.

     SECTION 7.14. SUBORDINATED DEBT.

     (a) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (b) amend, supplement or otherwise modify any of the subordinated terms thereof in any way which would materially affect the interests of the Lenders, without the prior written consent of the Required Lenders.

     SECTION 7.15. DIVIDENDS.

     After the Closing Date, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof, except dividends paid by a Guarantor to the Company and repurchases by the Company of its common stock on or after the Closing Date for an aggregate purchase price not to exceed the sum of (i) $20,000,000 plus (ii) twenty-five percent (25%) of aggregate cumulative Consolidated Net Income (Net
Loss) for the period commencing on January 1, 2004. Notwithstanding the foregoing, the Company shall not be deemed to be in default of its obligations under this Section 7.15 if, as a result of suffering a net loss in any fiscal period, dividends paid prior to the incurring such loss would then (as a result of such loss) exceed the amount permitted to be paid hereunder.

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


     SECTION 7.16. TRANSACTIONS WITH AFFILIATES.

     Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business (including reasonable and customary fees paid to officers and directors, employees or consultants of the Company or any Subsidiary or their respective affiliates for services rendered thereto consistent with past practices) and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate, (ii) under written arrangements in existence as of the date of this Agreement and described on Schedule VIII attached hereto or as otherwise described on such Schedule VIII, (iii) transactions exclusively between or among the Company and any direct or indirect wholly-owned Guarantor or exclusively between or among such direct or indirect wholly-owned Guarantors, provided, such transactions are not otherwise prohibited by this Agreement, or (iv) transactions pursuant to Section 7.04(c) and (d) hereof.

     SECTION 7.17. NEGATIVE PLEDGE.

     Enter into any agreement, arrangement or understanding with any Person (other than the Lenders pursuant to this Agreement or any of the other Loan Documents) which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.01. EVENTS OF DEFAULT.

     In the case of the happening of any of the following events (each an "Event of Default"):

     (a) failure to pay (i) the principal of any Loan as and when due and payable or (ii) interest on any Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit, or any fees under this Agreement, as and when due and payable and, in the case of this subclause (ii) only, such failure shall continue unremedied for a period of three (3) Business Days;

     (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

     (c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the extensions of credit hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

     (d) default shall be made in the due observance or performance (beyond any applicable grace periods, if any) of any covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed (i) pursuant to Article 6 of this Agreement (other than Section 6.03 and Section 6.04(b) thereof) and, in the case of this subclause (i) only, such

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

default shall continue unremedied for a period of thirty (30) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document;

     (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $7,000,000 individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due (beyond any applicable grace period);

     (f) the Company or any Subsidiary of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company, or any Subsidiary of the Company, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any Subsidiary of the Company and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

     (h) one or more orders, judgments or decrees for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company which is not covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

     (i) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result


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

from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary of the Company, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

     (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing; or

     (k) any Guarantor shall fail to perform or observe any term or provision of such Guarantor's Guaranty or any representation or warranty made by any Guarantor in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made or deemed made;

     (l) a Change of Control shall have occurred.

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) or (g) hereof shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have expired or presentment for honor shall not have occurred, the Company shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

     SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES.

     Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender, nor is

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the Administrative Agent acting in a fiduciary capacity of any kind under this
Agreement or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible to any Lender, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     SECTION 9.02. RELIANCE BY ADMINISTRATIVE AGENT.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any certification, notice or other communication (including any thereof by telephone, telecopy or telegram) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section
10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     SECTION 9.03. EVENTS OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or of fees to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the

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Administrative Agent shall have received such directions, the Administrative
Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     SECTION 9.04. RIGHTS AS A LENDER.

     With respect to its Commitment and the Loans made by it, the entity which is the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Administrative Agent, and, except to the extent otherwise herein specifically set forth, the Administrative Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

     SECTION 9.05. INDEMNIFICATION.

     The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section 10.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

     SECTION 9.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

     Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein

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

or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, or furnished to the Administrative Agent with counterparts or copies for the Lenders, the Administrative Agent shall not have any duty to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

     SECTION 9.07. FAILURE TO ACT.

     Except for action expressly required of the Administrative Agent hereunder or under any other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 9.08. RESIGNATION OF AN AGENT.

     Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, the Co-Syndication Agents, the Co-Documentation Agents or the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company provided no Default or Event of Default shall have occurred and then be continuing, and such approval not to be unreasonably withheld, delayed or conditioned, to appoint a successor to such Agent. If no successor shall have been so appointed by the Required Lenders (with the approval of the Company) and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank of similar standing with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder as of such date. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 hereof shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS.

     In the event that at any time any Lender shall obtain payment in respect of the Obligations, including any payment received by Fleet National Bank in connection with the enforcement of a Pledge Agreement, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise (except pursuant to Section 3.09 or Section 10.05 hereof), which results in it receiving more than its pro rata share (based on such Lender's Commitment Proportion) of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis), then such Lender shall be deemed to have simultaneously purchased from the other Lenders a


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

share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata (based on such Lender's Commitment Proportion); provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                   ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.01. NOTICES.

     All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

     (a) if to the Administrative Agent, at:

            Fleet National Bank
            300 Broad Hollow Road
            Melville, New York 11747
            Attention: Relationship Manager - The Hain Celestial Group, Inc.
            Telecopy:        (631) 547-7815

     With a copy (which shall not constitute notice) to:

            Farrell Fritz, P.C.
            EAB Plaza, West Tower
            Uniondale, New York 11556
            Attention:         Robert C. Creighton, Esq.
            Telecopy:          (516) 227-0777

     (b) if to the Company, at:

            The Hain Celestial Group, Inc.
            58 South Service Road
            Melville, NY 11747
            Attention:         Ira J. Lamel
            Telecopy:          (631) 730-2561


     With a copy (which shall not constitute notice) to:

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


     ilamel@hain-celestial.com

     With a copy (which shall not constitute notice) to:

            Cahill Gordon & Reindel LLP
            80 Pine Street
            New York, New York 10005
            Attention:         Geoffrey E. Liebmann, Esq.
            Telecopy:          (212) 269-5420

     (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated;

                                    - and -

     (d) as to each party at such other address as such party shall have designated (i) if such party is a Lender, by written notice to the Administrative Agent and the Company, (ii) if such party is the Company, by written notice to the Administrative Agent and to each Lender, and (iii) if such party is the Administrative Agent, by written notice to the Company and each Lender, in each case, delivered in accordance with the provisions of this
Section 10.01.

     SECTION 10.02. EFFECTIVENESS; SURVIVAL.

     This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the issuance by the Issuing Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Sections 3.07, 3.08, 3.10,
6.13 and 10.03 hereof shall, notwithstanding anything herein to the contrary, survive termination of this Agreement and payment of the Obligations.

     SECTION 10.03. EXPENSES.

     The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses, or disbursements to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the willful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the


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

Administrative Agent for all its out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

     SECTION 10.04. AMENDMENTS AND WAIVERS.

     With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Default or Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or any installment thereof; (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder; (c) reduce the principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit; (d) amend, modify or waive any provision of this Section 10.04; (e) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder; (f) consent to the assignment or transfer by the Company of any of its rights or obligations under this Agreement; (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent, if any; (h) release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty; (i) amend the definition of Acceptable Acquisition; (j) amend the terms of Section 3.11 hereof (solely as it pertains to the pro rata treatment of the Lenders) or Section 7.06(g)(iii) hereof, or (k) permit any Letter of Credit issued hereunder to expire on or after the Revolving Credit Commitment Termination Date, in each case specified in clauses (a) through (k) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX with respect to the Administrative Agent without the written consent of the Administrative Agent or (ii) increase the amount of any Lender's Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.


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

     SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of each Lender and any such assignment without such consent shall be null and void.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.10 hereof with respect to its participation in the Commitments and in the Loans and Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of Section 10.04 hereof.

     (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld, delayed or conditioned), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement arising after such transfer (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such

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


transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.10 and 10.03 hereof for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, new Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Note, shall be dated the effective date specified in the Assignment and Acceptance Agreement and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c), if
(x) such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) is in respect of less than $5,000,000 of the Commitments of such transferor Lender or (y) after giving effect to such transfer the amount held by any transferor Lender would be less than $5,000,000.

     (d) The Administrative Agent shall maintain at its address referred to in
Section 10.01 hereof a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

     (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or

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

which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

     (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8EC1 or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company a new Form W-8EC1 or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

SECTION 10.06.    NO WAIVER; CUMULATIVE REMEDIES.

     Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

SECTION 10.07.    APPLICABLE LAW.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

SECTION 10.08.    SUBMISSION TO JURISDICTION; JURY WAIVER.

     THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW

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

YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT.

SECTION 10.09.    SEVERABILITY.

     In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 10.10.    RIGHT OF SETOFF.

     The Company and the Guarantors hereby grant to the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent, the Issuing Lender and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent, the Issuing Lender, any Lender, any Affiliate of such Lender or any entity under the control of FleetBoston Financial Corporation and its successors or assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Company), the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Company or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Agreement. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER OR ANY AFFILIATE OF EACH LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS AGREEMENT, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 10.11.    CONFIDENTIALITY.

     The Administrative Agent and each Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information (a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement;
(b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority;
(c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 10.11 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section 10.11. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Company with written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

SECTION 10.12. PROVISIONS REGARDING CO-SYNDICATION AGENTS AND CO- DOCUMENTATION AGENTS.

     The Co-Syndication Agents and the Co-Documentation Agents shall have no duties or responsibilities hereunder.

SECTION 10.13.    HEADINGS.

     Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 10.14.    CONSTRUCTION.

     This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Administrative Agent, or any Lender.

SECTION 10.15.    COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.


SECTION 10.16. SPECIAL PROVISION WITH RESPECT TO DUTCH PLEDGE AGREEMENT AND BELGIAN PLEDGE AGREEMENT.

     The Company, each of the Lenders and the Administrative Agent agree that for purposes of the Dutch Pledge Agreement and the Belgian Pledge Agreement only, the Company shall undertake (i) to pay to Fleet National Bank, acting in its own capacity and not as agent or trustee ("FNB"), an amount equal to the amount of all Obligations of the Company which are from time to time due and payable to the Agents or the Lenders hereunder or under any other Loan Document at the same time as such Obligations are or shall be due and payable, and (ii) to observe and perform with regard to FNB all other obligations and liabilities of the Company existing or arising under this Agreement and the other Loan Documents in connection therewith (such payment undertaking and the obligations and liabilities of the Company to FNB resulting therefrom, hereinafter, the "Parallel Debt").

     The Parallel Debt shall (i) constitute undertakings, obligations and liabilities of the Company (the "Parallel Debtor") to FNB, which, for purposes of enforcing the Dutch Pledge Agreement and the Belgian Pledge Agreement only, are separate and independent from, and without prejudice to, the corresponding obligations and liabilities of the Company to the Agents and the Lenders under this Agreement and the other Loan Documents, and (ii) represent FNB's own independent claims to receive payment or performance, as the case may be, of the Parallel Debt from the Parallel Debtor, provided that the total amount which may become due under the Parallel Debt shall not exceed the total amount which may become due under this Agreement or any other Loan Documents.

     Notwithstanding the foregoing, provided that the foregoing payment is not subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application:

     (a) the total amount due and payable under the Parallel Debt shall be decreased to the extent the Company shall have paid any amounts to the Administrative Agent or the Lenders or any of them to reduce the outstanding Obligations of the Company owing to the Agents or the Lenders under this Agreement or any other Loan Document; and

     (b) the total amount due and payable under this Agreement and the other Loan Documents shall be decreased to the extent the Parallel Debtor shall have paid any amounts to FNB to reduce the outstanding obligations of the Company under the Parallel Debt, or FNB shall have otherwise received monies in payment of the Parallel Debt, as if said amounts were received directly in payment of the outstanding Obligations of the Company under this Agreement or any other Loan Document.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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



         IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                       THE HAIN CELESTIAL GROUP, INC.



                       By:  /s/ Ira J. Lamel
                            --------------------------------------------------
                            Name:   Ira J. Lamel
                            Title:  Executive  Vice  President,  Chief
                                     Financial Officer, Treasurer and Secretary

REVOLVING CREDIT                   FLEET NATIONAL BANK,
COMMITMENT: $47,500,000            AS ADMINISTRATIVE AGENT,
                                   AS A LENDER, AS SWINGLINE LENDER AND AS
                                   AN ISSUING LENDER



                                    By: /s/ Christopher J. Mendelsohn
                                        --------------------------------------
                                    Name: Christopher J. Mendelsohn
                                    Title:   Senior Vice President

                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    Fleet National Bank
                                    300 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention: Relationship Manager -
                                    The Hain Celestial Group, Inc.
                                    Telephone:        (631) 547-7833
                                    Telecopy:         (631) 547-7815

                                    Address for Notices:

                                    Fleet National Bank
                                    300 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention: Relationship Manager -
                                    The Hain Celestial Group, Inc.
                                    Telephone:        (631) 547-7833
                                     Telecopy:        (631) 547-7815




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



REVOLVING CREDIT                    SUNTRUST BANK,
COMMITMENT: $35,000,000             AS CO-SYNDICATION AGENT AND AS A LENDER



                                    By: /s/ Douglas O'Bryan
                                    -----------------------------------------
                                    Name:  Douglas O'Bryan
                                    Title: Vice President


                                     Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    SunTrust Bank
                                    303 Peachtree Street, NE
                                    3rd Floor
                                    Atlanta, Georgia 30308
                                    Attention:        Barbara Thomas
                                    Telephone:        (404) 658-4237
                                    Telecopy:         (404) 575-2594

                                    Address for Notices:

                                    SunTrust Bank
                                    303 Peachtree Street, NE
                                    3rd Floor
                                    Atlanta, Georgia 30308
                                    Attention:        Douglas O'Bryan
                                    Telephone:        (404) 724-3163
                                    Telecopy:         (404) 230-5305


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



REVOLVING CREDIT                    HSBC BANK USA,
COMMITMENT: $35,000,000             AS CO-DOCUMENTATION AGENT AND AS A LENDER


                                    By: /s/ Gary Sarro
                                    ----------------------
                                    Name:  Gary Sarro
                                    Title:    Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    HSBC Bank USA
                                    534 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention:        Gary Sarro, Vice President
                                    Telephone:        (631) 752-4367
                                    Telecopy:         (631) 752-4340

                                    Address for Notices:

                                    HSBC Bank USA
                                    534 Broad Hollow Road
                                    Melville, New York 11747
                                    Attention:        Gary Sarro, Vice President
                                    Telephone:        (631) 752-4367
                                    Telecopy:         (631) 752-4340


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



REVOLVING CREDIT                    FIRST PIONEER FARM CREDIT, ACA,
COMMITMENT: $35,000,000             AS CO-DOCUMENTATION AGENT AND AS A LENDER


                                    By: /s/ Carol L. Sobson
                                    ------------------------
                                    Name: Carol L. Sobson
                                    Title:   Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    First Pioneer Farm Credit, ACA
                                    174 South Road
                                    Enfield, Connecticut 06082
                                    Attention:        James D. Miller, Senior
                                    Vice President - Finance
                                    Telephone:        (860) 741-4380
                                    Telecopy:         (860) 253-5565

                                    Address for Notices:

                                    First Pioneer Farm Credit, ACA
                                    174 South Road
                                    Enfield, Connecticut 06082
                                    Attention:   Carol L. Sobson, Vice President
                                    Telephone:   (860) 741-4380
                                    Telecopy:    (860) 741-4389


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



REVOLVING CREDIT                    THE BANK OF NEW YORK,
COMMITMENT: $22,500,000             AS A LENDER

                                    By: /s/ Edward P. Nallan, Jr.
                                    -----------------------------
                                    Name:  Edward P. Nallan, Jr.
                                    Title: Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    The Bank of New York
                                    1401 Franklin Avenue
                                    Garden City, New York 11530
                                    Attention:        Edward P. Nallan
                                    Telephone:        (516) 294-2269
                                    Telecopy:         (516) 294-2055

                                    Address for Notices:

                                    The Bank of New York
                                    1401 Franklin Avenue
                                    Garden City, New York 11530
                                    Attention:        Edward P. Nallan
                                    Telephone:        (516) 294-2269
                                    Telecopy:         (516) 294-2055






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


REVOLVING CREDIT                    KEYBANK NATIONAL ASSOCIATION,
COMMITMENT: $35,000,000             AS CO-SYNDICATION AGENT AND AS A LENDER


                                    By: /s/ Lawrence A. Mack
                                    ----------------------------
                                    Name:  Lawrence A. Mack
                                    Title: Senior Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    KeyBank National Association
                                    127 Public Square
                                    Cleveland, Ohio 44144
                                    Attention:        Melissa Pelham
                                    Telephone:        (216) 689-0206
                                     Telecopy:        (216) 689-5962

                                    Address for Notices:

                                    KeyBank National Association
                                    127 Public Square
                                    Cleveland, Ohio 44144
                                    Attention:  Jeff Dincher, Portfolio Manager
                                    Telephone:  (216) 689-5562
                                    Telecopy:   (216) 689-4981



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


REVOLVING CREDIT                    CITIBANK, N.A.,
COMMITMENT: $15,000,000             AS A LENDER


                                    By: /s/ Paul J. Darrigo
                                    ------------------------
                                    Name: Paul J. Darrigo
                                    Title:   Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    Citibank, N.A.
                                    666 5th Ave.
                                    New York, New York 10103
                                    Attention:        Paul Darrigo
                                    Telephone:        (212) 830-4930
                                    Telecopy:         (212) 830-4905

                                    Address for Notices:

                                    Citibank, N.A.
                                    666 5th Ave.
                                    New York, New York 10103
                                    Attention:        Anthony Cangelosi
                                    Telephone:        (212) 830-4934
                                    Telecopy:         (212) 830-4905


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



REVOLVING CREDIT                    ISRAEL DISCOUNT BANK,
COMMITMENT: $15,000,000             AS A LENDER



                                    By: /s/ Alan Lefkowitz
                                    -----------------------
                                    Name:  Alan Lefkowitz
                                    Title: FVP

                                    By: /s/ Lucas Ramirez
                                    -----------------------
                                    Name:  Lucas Ramirez
                                    Title: AM

                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    Israel Discount Bank
                                    511 Fifth Avenue
                                    New York, New York 10017
                                    Attention:    Alan Lefkowitz/Lucas Ramirez
                                    Telephone:    (212) 551-8288 /(212) 557-8080
                                    Telecopy:     (212) 557-8720

                                    Address for Notices:

                                    Israel Discount Bank
                                    511 Fifth Avenue
                                    New York, New York 10017
                                    Attention:    Alan Lefkowitz/Lucas Ramirez
                                    Telephone:    (212) 551-8288 /(212) 557-8080
                                    Telecopy:     (212) 557-8720


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


REVOLVING CREDIT                    KBC BANK N.V.,
COMMITMENT: $15,000,000             AS A LENDER



                                    By: /s/ Robert M. Surdam, Jr.
                                    ----------------------------
                                    Name:  Robert M. Surdam, Jr.
                                    Title: Vice President


                                    By: /s/ Robert Snauffer
                                    -----------------------
                                    Name:  Robert Snauffer
                                    Title: First Vice President


                                    Lending Office for Base Rate Loans:

                                    KBC Bank N.V., New York Branch
                                    125 West 55th Street
                                    New York, New York 10019
                                    Attention:        Rose Pagan
                                    Telephone:        (212) 541-0657
                                    Telecopy:         (212) 956-5581

                                    Lending Office for Adjusted Libor Loans:

                                    KBC Bank N.V., Grand Cayman Branch
                                    125 West 55th Street
                                    New York, New York 10019
                                    Attention:        Rose Pagan
                                    Telephone:        (212) 541-0657
                                    Telecopy:         (212) 956-5581

                                    Address for Notices:

                                    KBC Bank N.V.
                                    125 West 55th Street
                                    New York, New York 10019
                                    Attention:        Robert Surdam
                                    Telephone:        (212) 541-0704
                                    Telecopy:         (212) 541-0793


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


REVOLVING CREDIT                    COBANK, ACB,
COMMITMENT: $25,000,000             AS A LENDER



                                    By: /s/ Sushim Shah
                                    -----------------------
                                    Name:  Sushim Shah
                                    Title: Vice President


                                    Lending Office for Base Rate Loans and for
                                    Adjusted Libor Loans:

                                    CoBank, ACB
                                    5500 S. Quebec Street
                                    Greenwood Village, Colorado 80111
                                    Attention:        Deann Sullivan
                                    Telephone:        (303) 740-4033
                                    Telecopy:         (303) 740-4021

                                    Address for Notices:

                                    CoBank, ACB
                                    5500 S. Quebec Street
                                    Greenwood Village, Colorado 80111
                                    Attention:       Sushim Shah, Vice President
                                    Telephone:       (303) 740-4131
                                    Telecopy:        (303) 224-2540


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


REVOLVING CREDIT                   COOPERATIEVE CENTRALE RAIFFEISEN-
COMMITMENT: $20,000,000            BOERENLEENBANK B.A. "RABOBANK INTERNATIONAL",
                                   NEW YORK BRANCH AS A LENDER



                                   By: /s/ Theodore Cox
                                   -----------------------------
                                   Name:  Theodore Cox
                                   Title: Executive Director



                                   By: /s/ Brett Delfino
                                   ------------------------------
                                   Name:  Brett Delfino
                                   Title: Executive Director



                                   Lending Office for Base Rate Loans and for
                                   Adjusted Libor Loans:

                                   Rabobank International
                                   245 Park Ave
                                   New York, NY 10167
                                   Attention:        Ann McDonough
                                   Telephone:        201-499-5318
                                   Telecopy:         201-499-5326

                                   Address for Notices:

                                   Rabobank International
                                   245 Park Ave
                                   New York, NY 10167
                                   Attention:        Theodore W. Cox
                                   Telephone:        (404) 877-9109
                                   Telecopy:         (404) 877-9150




                                       89